                                                                    EXHIBIT 99.5

                     FEDERAL DEPOSIT INSURANCE CORPORATION
                            WASHINGTON, D.C.  20429


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 5, 1997

                           Oswego City Savings Bank
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                       15977-8                15-0408130
-----------------------------   ----------------------   -----------------------
(State or other jurisdiction    (FDIC Certificate No.)     (I.R.S. Employer
      of incorporation)                                   Identification No.)



Registrant's telephone number, including area code:        (315)343-0057
                                                           -------------



                                Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     On September 5, 1997, Oswego City Savings Bank (the "Bank"), entered into an Agreement and Plan of Merger (the "Agreement") with Oswego County Savings Bank which provides, for the combination of the Bank and Oswego County Savings Bank. As part of the Merger, the Bank will issue to its mutual holding company parent, Pathfinder Bancorp, MHC additional shares of common stock equal to the fair value of Oswego County Savings Bank. The number of shares to be issued will be based on the average bid and asked price of the Bank's common stock over the ten trading days immediately preceding the closing date.

     Consummation of the Acquisition is subject to certain conditions, including the approval of the Bank's stockholders and receipt of all regulatory approvals. With those approvals, it is expected that the Acquisition will be completed during the first half of calendar year 1998. For further information see Exhibits 2 and 99 which are incorporated by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

     The financial statements and pro forma information required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Form 8-K Current Report when the information becomes available; however, in no event will such information be filed any later than 60 days from the last date on which this Form 8-K was required to be filed.

     The following Exhibits are filed as part of this report:

     Exhibit 2 Agreement and Plan of Merger between Oswego City Savings Bank and Oswego County Savings Bank.

     Exhibit 99 Joint Press Release of Oswego City Savings Bank and Oswego County Savings Bank.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           OSWEGO CITY SAVINGS BANK


DATE: September 5, 1997                    By:   /s/ Thomas Schneider
                                                 ------------------------------

                                   Exhibit 2




                         Agreement and Plan of Merger

                                    Between


                           Oswego City Savings Bank

                                      and

                          Oswego County Savings Bank



                           Dated: September 5, 1997

                               TABLE OF CONTENTS

ARTICLE I

     THE MERGER..............................................................  1

     1.1.  The Merger........................................................  1
           ----------
     1.2.  Effective Time of the Merger......................................  2
           ----------------------------
     1.3.  Closing...........................................................  2
           -------
     1.4.  Modification of Structure.........................................  2
           -------------------------
     1.5.  Issuance of Common Stock to Bancorp, MHC..........................  2
           ----------------------------------------
     1.6.  Formation of a "Mid-Tier" Stock Holding Company...................  3
           -----------------------------------------------

ARTICLE II

     EFFECT OF THE MERGER; CERTAIN ACTIONS IN CONNECTION THEREWITH...........  3

     2.1.  Effect of the Merger..............................................  3
           --------------------

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF CITY SAVINGS AND BANCORP MHC..........  4

     3.1.  Corporate Organization............................................  4
           ----------------------
     3.2.  Capitalization....................................................  5
           --------------
     3.3.  Authorization.....................................................  5
           -------------
     3.4.  No Violation......................................................  5
           ------------
     3.5.  Consents and Approvals............................................  6
           ----------------------
     3.6.  Information Supplied for Inclusion in the OCSB Proxy Statement ...  6
           --------------------------------------------------------------
     3.7.  City Savings Information..........................................  6
           ------------------------
     3.8.  Absence of Certain Changes........................................  7
           --------------------------
     3.9.  Employee and Employee Benefits Matters............................  8
           --------------------------------------
     3.10. Litigation........................................................ 10
           ----------
     3.11. Tax Matters....................................................... 10
           -----------
     3.12. Environmental Matters............................................. 11
           ---------------------
     3.13. Compliance with Laws and Orders................................... 12
           -------------------------------
     3.14. Governmental Regulation........................................... 13
           -----------------------
     3.15. Contracts and Commitments......................................... 13
           -------------------------
     3.16. Accuracy of Information........................................... 13
           -----------------------
     3.17. Supplement to City Savings Disclosure Schedule.................... 14
           ----------------------------------------------
     3.18. Title to Assets; Leases........................................... 14
           -----------------------
     3.19. Reports........................................................... 14
           -------

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF OCSB.................................. 15

     4.1.  Corporate Organization............................................ 15
           ----------------------
     4.2.  Capitalization.................................................... 16
           --------------
     4.3.  Authorization..................................................... 16
           -------------
     4.4.  No Violation...................................................... 16
           ------------
     4.5.  Reports and Financial Statements.................................. 17
           --------------------------------
     4.6.  Consents and Approvals............................................ 17
           ----------------------
     4.7.  Information Supplied for Inclusion in the City Savings
           ------------------------------------------------------
             Proxy Statement................................................. 17
             ---------------
     4.8.  Absence of Certain Changes........................................ 18
           --------------------------
     4.9.  Employee and Employee Benefits Matters............................ 18
           --------------------------------------
     4.10. Litigation........................................................ 20
           ----------
     4.11. Tax Matters....................................................... 20
           -----------
     4.12. Environmental Matters............................................. 21
           ---------------------
     4.13. Compliance with Laws and Orders................................... 23
           -------------------------------
     4.14. Governmental Regulation........................................... 23
           -----------------------
     4.15. Contracts and Commitments......................................... 23
           -------------------------
     4.16. Accuracy of Information........................................... 24
           -----------------------
     4.17. Supplement to OCSB Disclosure Schedule............................ 24
           --------------------------------------
     4.18. Title to Assets; Leases........................................... 24
           -----------------------

ARTICLE V

     COVENANTS OF CITY SAVINGS............................................... 25

     5.1.  Affirmative Covenants............................................. 25
           ---------------------
     5.2.  Negative Covenants................................................ 26
           ------------------
     5.3.  Report to OCSB.................................................... 28
           --------------
     5.4.  Breaches.......................................................... 28
           --------
     5.5.  Employee Benefit Plans; Employment Arrangements................... 28
           -----------------------------------------------
     5.6.  Filing of Applications............................................ 30
           ----------------------
     5.7.  Supplement to City Savings Disclosure Schedule.................... 30
           ----------------------------------------------
     5.8.  Confidentiality................................................... 30
           ---------------

ARTICLE VI.

     COVENANTS OF OCSB....................................................... 31

     6.1.  Affirmative Covenants............................................. 31
           ---------------------
     6.2.  Negative Covenants................................................ 31
           ------------------
     6.3.  Report to City Savings............................................ 33
           ----------------------
     6.4.  Breaches.......................................................... 33
           --------
     6.5.  Supplement to Disclosure Schedule................................. 34
           ---------------------------------
     6.6.  Consents and Approvals............................................ 34
           ----------------------
     6.7.  OCSB Financial Statements......................................... 34
           -------------------------
     6.8.  Confidentiality................................................... 34
           ---------------

ARTICLE VII

     ADDITIONAL AGREEMENTS................................................... 34

     7.1.  OCSB Depositors' Meeting.......................................... 34
           ------------------------
     7.2.  Proxy Statement for OCSB Depositors' Meeting...................... 35
           --------------------------------------------
     7.3.  City Savings Stockholders' Meeting................................ 35
           ----------------------------------
     7.4.  Proxy Statement for City Savings Stockholders' Meeting............ 35
           ------------------------------------------------------
     7.5.  Cooperation: Regulatory Approvals................................. 35
           ---------------------------------
     7.6.  Brokers or Finders................................................ 35
           ------------------
     7.7.  Additional Agreements: Reasonable Efforts......................... 35
           -----------------------------------------
     7.8.  Release of Information............................................ 36
           ----------------------
     7.9.  Executive Officers of Resulting Institution....................... 36
           -------------------------------------------
     7.10. Indemnification and Insurance Coverage............................ 36
           --------------------------------------
     7.11. Access to Properties and Records: Confidentiality................. 37
           -------------------------------------------------
     7.12. Certain Policies.................................................. 38
           ----------------
     7.13. Independent Appraisal of OCSB..................................... 38
           -----------------------------
     7.14. Bancorp MHC and Stock Holding Company Directors................... 38
           -----------------------------------------------
     7.15. Charitable Foundation............................................. 38
           ---------------------

ARTICLE VIII

     CONDITIONS TO THE OBLIGATIONS OF CITY SAVINGS........................... 39

     8.1.  No Material Adverse Effect........................................ 39
           --------------------------
     8.2.  Representations and Warranties.................................... 39
           ------------------------------
     8.3.  Performance and Compliance........................................ 39
           --------------------------
     8.4.  No Proceeding or Litigation....................................... 39
           ---------------------------
     8.5.  Consents Under Agreements......................................... 39
           -------------------------
     8.6.  No Amendments to Resolutions...................................... 40
           ----------------------------
     8.7.  Certificate of OCSB Officers...................................... 40
           ----------------------------
     8.8.  Corporate Proceedings............................................. 40
           ---------------------

ARTICLE IX

     CONDITIONS TO THE OBLIGATIONS OF OCSB................................... 40

     9.1.  No Material Adverse Effect........................................ 40
           --------------------------
     9.2.  Representations and Warranties.................................... 40
           ------------------------------
     9.3.  Performance and Compliance........................................ 41
           --------------------------
     9.4.  No Proceeding or Litigation....................................... 41
           ---------------------------
     9.5.  Consents Under Agreements......................................... 41
           -------------------------
     9.6.  No Amendments to Resolutions...................................... 41
           ----------------------------
     9.7.  Corporate Proceedings............................................. 41
           ---------------------
     9.8.  Certificate of City Savings Officers.............................. 41
           ------------------------------------
     9.9.  Employee Benefit Plans............................................ 42
           ----------------------

ARTICLE X

     CONDITIONS TO THE OBLIGATIONS OF ALL.................................... 42

     10.1.  Governmental Approvals........................................... 42
            ----------------------
     10.2.  No Injunctions or Restraints..................................... 42
            ----------------------------
     10.3.  Depositor and Stockholder Approvals.............................. 43
            -----------------------------------
     10.4.  Corporate Proceedings............................................ 43
            ---------------------
     10.5.  Federal Tax Ruling............................................... 43
            ------------------
     10.6.  Pooling of Interests............................................. 43
            --------------------

ARTICLE XI

     TERMINATION............................................................. 43

     11.1.  Reasons for Termination.......................................... 43
            -----------------------
     11.2.  Effect of Termination............................................ 45
            ---------------------

ARTICLE XII

     MISCELLANEOUS..........................................................  46

     12.1.  Nonsurvival of Representations, Warranties and Agreements........ 46
            ---------------------------------------------------------
     12.2.  Expenses......................................................... 46
            --------
     12.3.  Waivers: Amendments.............................................. 46
            -------------------
     12.4.  Assignment: Parties in Interest.................................. 46
            -------------------------------
     12.5.  Entire Agreement................................................. 46
            ----------------
     12.6.  Captions and Counterparts........................................ 47
            -------------------------
     12.7.  Certain Definitions.............................................. 47
            -------------------
     12.8.  Governing Law.................................................... 47
            -------------
     12.9.  Severability..................................................... 47
            ------------
     12.10. Notices.......................................................... 47
            -------

                                   SCHEDULES

Schedule 2.1(d)(i)                     Schedule 4.12(c)
Schedule 2.1(d)(ii)                    Schedule 4.12(d)
Schedule 2.1(d)(iii)                   Schedule 4.12(e)
Schedule 2.1(d)(iv)                    Schedule 4.12(f)
Schedule 3.1                           Schedule 4.13
Schedule 3.8                           Schedule 4.14
Schedule 3.9(a)                        Schedule 4.15
Schedule 3.9(b)                        Schedule 4.16
Schedule 3.11                          Schedule 4.17
Schedule 3.12                          Schedule 4.18
Schedule 3.12(a)                       Schedule 4.19(a)
Schedule 3.12(b)                       Schedule 4.19(b)
Schedule 3.12(c)                       Schedule 5.2(b)
Schedule 3.12(d)                       Schedule 5.5(b)
Schedule 3.12(e)                       Schedule 7.14
Schedule 3.12(f)
Schedule 3.13
Schedule 3.14
Schedule 3.15
Schedule 3.18
Schedule 3.20(a)
Schedule 3.20(b)
Schedule 4.4
Schedule 4.5
Schedule 4.6
Schedule 4.7
Schedule 4.8
Schedule 4.8(a)
Schedule 4.8(b)
Schedule 4.9
Schedule 4.9(a)
Schedule 4.9(b)
Schedule 4.10
Schedule 4.11
Schedule 4.11(a)
Schedule 4.11(b)
Schedule 4.11(c)
Schedule 4.11(d)
Schedule 4.11(e)
Schedule 4.11(f)
Schedule 4.12
Schedule 4.12(a)
Schedule 4.12(b)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of September 5, 1997 (the "Agreement"), is entered into by and between Oswego City Savings Bank ("City Savings"), Pathfinder Bancorp, M.H.C. ("Bancorp MHC"), Pathfinder Bancorp, Inc., ("Stock Holding Company") and Oswego County Savings Bank ("OCSB").

                               R E C I T A L S:
                               - - - - - - - -

          1. City Savings is a New York-chartered stock savings bank headquartered in Oswego, New York, approximately 54.0% of the issued and outstanding capital stock of which is owned on the date hereof by Bancorp MHC, a New York-chartered mutual savings bank holding company;

          2. The Stock Holding Company is a Delaware corporation that will own 100% of the outstanding common stock of City Savings upon the completion of the reorganization of City Savings and Bancorp MHC into a two-tier mutual holding company;

          3. OCSB is a New York-chartered mutual savings bank headquartered in Oswego, New York;

          4. The parties desire to provide for a merger (the "Merger") of OCSB with and into City Savings on or after the Effective Time (as defined in Section
1.2 hereof); and

          5. It is intended that OCSB will be merged into City Savings, such that City Savings will be the surviving institution as a result of the Merger.

          In consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained, and in order to set forth the conditions upon which the Merger will be carried out, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement,
          ----------
and in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. 1828(c)), as amended (the "Bank Merger Act"), and, Sections 293 and 601 of the New York Banking Law ("NYBL"), and the rules, regulations and policies promulgated under each of the Bank Merger Act, the Federal Deposit Insurance Act, and the NYBL (the "Regulations"), at the Effective Time, OCSB shall merge with and into City Savings, with City Savings as the surviving institution (the "Merger"), all pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate existence of OCSB shall cease, and City Savings shall continue as the surviving institution in the Merger.

      1.2.  Effective Time of the Merger. As soon as practicable after each of
            ----------------------------
the conditions set forth in Articles VIII, IX and X hereof have been satisfied
                            -----------------------
or waived, City Savings and OCSB will file, or cause to be filed, articles of merger with the New York Banking Department ("Department") for the Merger. The foregoing articles of merger shall in each case be in the form required by and executed in accordance with the applicable provisions of the NYBL and the Regulations. The Merger shall become effective at the time specified by the New York Banking Department and the New York Secretary of State in its endorsement of the articles of merger (the "Effective Time").

      1.3.  Closing. If (a) the Agreement and the transactions contemplated
            -------
hereby have been duly approved by the shareholders of City Savings and if required under the NYBL and the Regulations, the depositors of OCSB, and (b) all relevant conditions of the Agreement have been satisfied or waived, the closing (the "Closing") shall take place as promptly as practicable thereafter at the executive offices of City Savings. At the Closing, the parties hereto will exchange certificates, letters and other documents as required hereby and will cause the filing described in Section 1.2 hereof with respect to the Merger to
                              -----------
be made. Such Closing will take place within five (5) business days of the satisfaction or waiver of all conditions and/or obligations contained in Articles VIII, IX and X of this Agreement or such other mutually agreed time. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." Notwithstanding the foregoing, in no event shall the Closing Date occur prior to January 1, 1998.

      1.4.  Modification of Structure. Notwithstanding any provision of this
            -------------------------
Agreement to the contrary, City Savings may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to OCSB or the depositors of OCSB as a result of such modification, and (ii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or of the tax ruling or opinion required hereunder.

      1.5.  Issuance of Common Stock to Bancorp, MHC.  The parties hereto
            ----------------------------------------
recognize that it is the intent of this Agreement that additional shares of City Savings common stock equal to the fair value of OCSB shall be transferred to Bancorp, MHC in connection with the Merger. Accordingly, at the Effective Time, City Savings shall issue to Bancorp MHC a number of shares of City Savings common stock equal to the result obtained by dividing the fair value of OCSB by the market price of City Savings common stock. The market price of City Savings common stock shall be the average of the bid and asked price as reported on the Nasdaq Small Cap Market during the ten (10) trading days preceding the Closing Date. The fair value of OCSB shall be determined by an independent appraisal firm retained by OCSB, and such fair value shall be determined in accordance with the FDIC's Regulations and the related policies of the Department and the FDIC as if OCSB were forming a mutual holding company and conducting a minority stock offering of 46% of the shares of OCSB (the "OCSB Fair Value").

      1.6.  Formation of a "Mid-Tier" Stock Holding Company. Nothing in this
            -----------------------------------------------
Agreement shall prohibit City Savings and Bancorp MHC from reorganizing into a mid-tier stock holding company structure (the "Mid-Tier Reorganization") by establishing the Stock Holding Company which will become the owner of 100% of the outstanding shares of common stock of City Savings by exchanging one share of its common stock for each issued and outstanding share of common stock of City Savings. If the Mid-Tier Reorganization is consummated prior to the Effective Time, all references to shares issued by City Savings to Bancorp MHC shall mean shares of the Stock Holding Company.

                                  ARTICLE II

         EFFECT OF THE MERGER; CERTAIN ACTIONS IN CONNECTION THEREWITH

      2.1.  Effect of the Merger.
            --------------------

      (a) City Savings, as the surviving institution in the Merger, shall possess all of the properties and rights and shall be subject to all of the liabilities and obligations of OCSB, all as more fully described in the Regulations.

      (b) The Restated Organization Certificate and Bylaws of City Savings, as in effect immediately prior to the Effective Time, shall be the Restated Organization Certificate and Bylaws of City Savings, as the surviving institution of the Merger.

      (c) The officers of City Savings immediately prior to the Effective Time and the officers of OCSB designated by City Savings, giving effect to Section
                                                                      -------
7.9 hereof, shall be the officers of City Savings, as the surviving institution
---
of the Merger, and shall continue in office until their successors are duly elected or otherwise duly selected.

      (d) The directors of City Savings immediately prior to the Effective Time and the trustees of OCSB immediately prior to the Effective Time shall be the directors of City Savings as the surviving institution of the Merger as set forth at Schedule 2.1(d)(i), and such persons shall serve as directors for the
         ------------------
terms set forth therein, and shall continue in office until their successors are duly elected or otherwise selected. The trustees of Bancorp MHC following the Effective Time shall be those persons set forth at Schedule 2.1(d)(ii) and such persons shall serve as trustees for the terms set forth therein. In the event the Bank completes its Mid-Tier Reorganization prior to the Effective Time, the directors of the Stock Holding Company shall be those persons set forth at
Schedule 2.1(d)(iii) and such persons shall serve as directors for the terms set
--------------------
forth therein. Directors of City Savings, following the Effective Time, shall initially receive compensation as set forth at Schedule 2.1(d)(iv).
                                               -------------------

      (e) All deposit accounts of OCSB existing immediately prior to the Merger shall, upon consummation of the Merger, remain insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and regulation, and shall become deposit accounts in City Savings without change in their respective terms, maturity, minimum required balances or withdrawal value and with the same rights as other deposit accounts in City Savings.

     (f) As depositors of City Savings, all depositors of OCSB as of the Effective Time shall have the same rights in Bancorp MHC as other depositors of City Savings, including any right to have priority subscription rights (provided that such former OCSB depositors otherwise satisfy all criteria to receive such priority subscription rights) to purchase additional shares of common stock that may be issued in connection with a mutual-to-stock conversion of Bancorp MHC, or in any stock offering where subscription rights are granted to depositors of City Savings.

                                  ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF CITY SAVINGS AND BANCORP MHC

      City Savings and Bancorp MHC hereby represents and warrants to OCSB as follows:

      3.1.  Corporate Organization.
            ----------------------

      (a) City Savings is a stock savings bank duly organized and validly existing and in good standing under the laws of the State of New York. City Savings has no direct or indirect subsidiaries and, other than City Savings, Bancorp MHC has no direct or indirect subsidiaries. The activities of Bancorp MHC are limited solely to holding its investment in (i) City Savings and (ii) bank accounts. Bancorp MHC is a mutual savings bank holding company duly organized and validly existing and in good standing under the laws of the State of New York. All eligible accounts issued by City Savings are insured by the FDIC to the maximum extent permitted under applicable law. Bancorp MHC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). Each of City Savings and Bancorp MHC has all requisite corporate power and authority to own, operate and lease its properties as presently owned, operated and leased and to engage in the activities and business now being conducted by it. City Savings is qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased by it makes such qualification necessary and where a failure to do so would have a Material Adverse Effect. The Stock Holding Company is duly organized and validly existing and in good standing in the State of Delaware. Upon completion of the Mid-Tier Reorganization, the Stock Holding Company shall have all requisite corporate power and authority to own, operate and lease properties necessary for its business and to engage in the activities and business of a bank holding company. The Stock Holding Company will, upon completion of the Mid-Tier Reorganization, be qualified to do business in each jurisdiction in which the nature of the business conducted or assets owned or leased by it makes such qualification necessary and where a failure to do so will have a Material Adverse Effect.

      (b) City Savings and Bancorp MHC have heretofore delivered to OCSB true and complete copies of their Restated Organization Certificate, Articles of Incorporation and bylaws in effect on the date hereof. The minute books of City Savings and Bancorp MHC contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) of City Savings and Bancorp MHC recorded therein, and as of the Effective Time such minute books will contain accurate minutes of all such meetings and such consents in lieu of meetings respectively held or executed prior thereto. The minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the Board of Directors of City Savings and Bancorp MHC, as the case may be, and all respective committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board of Directors (or any committee thereof) of City Savings.

      3.2.  Capitalization.  City Savings has authorized capital consisting of
            ---------------
2,500,000 shares of common stock, par value $1.00 per share ("City Savings Common Stock") of which 1,916,666 shares are issued and outstanding. Bancorp MHC owns 1,035,000 shares of City Savings Common Stock. All outstanding shares of City Savings Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of City Savings Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for 88,167 shares of City Savings Common Stock issuable upon exercise of stock options which have been granted pursuant to the 1997 Oswego City Savings Bank Stock Option Plan, there are no authorized, issued or outstanding warrants, options, rights, convertible securities, calls, commitments, subscriptions or agreements of any kind with respect to the purchase or issuance of any capital stock of City Savings.

      3.3.  Authorization. The Board of Directors of City Savings and the Board
            -------------
of Trustees of Bancorp MHC (as majority stockholder of City Savings) have approved the Agreement and the transactions contemplated hereby and have authorized the execution, delivery and performance by City Savings of the Agreement. Other than the approval by stockholders of City Savings, no other corporate proceeding on the part of City Savings is necessary to authorize the Agreement or to consummate the transactions contemplated thereby. City Savings has full corporate power and authority to enter into the Agreement and to consummate the transactions contemplated hereby subject to the conditions set forth in Articles VIII and X of this Agreement. This Agreement has been duly and
         -------------------
validly executed and delivered by City Savings and Bancorp MHC and constitutes the valid and binding obligation of City Savings and Bancorp MHC, enforceable against them in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought, and (c) the provisions of this Agreement providing that the Merger will be enforceable only upon approval of stockholders of City Savings as described in Section 7.3 hereof. Upon
                                             -----------
completion of the Mid-Tier Reorganization, the Board of Directors of the Stock Holding Company shall ratify this Agreement and take all corporate actions necessary to complete the transactions contemplated hereby.

      3.4.  No Violation. Neither the execution and delivery of the Agreement
            ------------
nor, subject to the receipt of the consents and approvals contemplated by
Section 3.5, the consummation of the transactions contemplated herein will, (a)
-----------
conflict with, result in the breach of, constitute a violation of, constitute a default under or accelerate the performance of the terms of any judgment, order or decree of any court or other governmental agency to which City Savings or Bancorp MHC may be subject, or any contract, agreement or instrument to which City Savings or Bancorp MHC is a party or by which City Savings or Bancorp MHC are bound or committed, or Restated Organization Certificate of City Savings or the Articles of Incorporation of Bancorp MHC, or the bylaws of City Savings or Bancorp MHC or, any law, or any rule or regulation of any governmental agency or authority, or (b) constitute an event that with the lapse of time or action by a third party could result in a default under any of the foregoing, or (c) result in the creation of any lien, charge or encumbrance upon any of the assets or properties of City Savings or Bancorp MHC.

      3.5.  Consents and Approvals. Other than the receipt of approvals required
            ----------------------
by the NYBL, the Bank Merger Act, the BHCA and the Regulations, no filing or registration with, no notice to and no permit, authorization, consent or approval of the depositors of City Savings or any public or governmental body or authority or any third party is necessary for the consummation by City Savings of the transactions contemplated by the Agreement or to enable the parties to continue the conduct of their business after the Effective Time in a manner which is consistent with that in which it is presently conducted, except where the failure to make such filing or obtain such permit, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. City Savings knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals necessary to permit consummation of the transactions contemplated by this Agreement should not be obtained.

      3.6.  Information Supplied for Inclusion in the OCSB Proxy Statement. Any
            --------------------------------------------------------------
information regarding City Savings or Bancorp MHC supplied by City Savings to OCSB specifically for inclusion in the OCSB Proxy Statement (as defined in
Section 7.2 hereof) will not contain any untrue statement of a material fact or
-----------
omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      3.7.  City Savings Information.
            ------------------------

      (a) City Savings has previously delivered or made available to OCSB accurate and complete copies of the statements of financial condition of City Savings as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, in each case accompanied by the audit report of Coopers & Lybrand, LLP, independent public accountants with respect to City Savings, and the unaudited statement of financial condition of City Savings as of June 30, 1997 and the related unaudited statements of income and cash flows for the six months ended June 30, 1997 and the unaudited statement of changes in stockholders' equity for the six months ended June 30, 1997. The statements of financial condition of City Savings referred to herein (including the related notes, where applicable), as well as the statements of financial condition of City Savings to be delivered pursuant to Section 3.7 hereof, fairly present or
                                         -----------
will fairly present, as the case may be, the condition of City Savings as of the respective dates set forth therein, and the related statements of income, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of operations, stockholders' equity and cash flows of City Savings for the respective periods or as of the respective dates set forth therein, subject in the case of the unaudited interim financial statements, to normal year end audit adjustments, and any other adjustments described therein, and the absence of certain footnotes. Except as set forth in Section 3.7 to the City Savings
                                             -----------
Disclosure Schedule, since December 31, 1996 City Savings has not suffered a Material Adverse Effect and City Savings is not aware of any event or circumstance, or series of events and circumstances, which is reasonably likely to result in a Material Adverse Effect to City Savings. The books and records of City Savings have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions. As of December 31, 1996, except and to the extent: (i) reflected, disclosed or provided for in the financial statements referred to above, and; (ii) of liabilities incurred since December 31, 1996 in the ordinary course of business and consistent with prudent banking practice, City Savings does not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of City Savings.

      (b)   Each of the financial statements referred to in Section 3.7(a) has
                                                            --------------
been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The audits of City Savings have been conducted in accordance with generally accepted auditing standards. The books and records of City Savings are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions regarding the business, assets, liabilities and affairs of City Savings.

      3.8.  Absence of Certain Changes. Since December 31, 1996, and except as
            --------------------------
otherwise permitted by this Agreement, City Savings has not, except as set forth in Schedule 3.8 to the City Savings Disclosure Schedule, (a) incurred any
   ------------
material obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business in accordance with past practices; (b) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its material assets or properties except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (c) discharged or satisfied any material lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in City Savings's balance sheet as of December 31, 1996, and current liabilities incurred since the date thereof in the ordinary course of business in accordance with past practices; (d) sold, exchanged or otherwise disposed of any of its material capital assets other than in the ordinary course of business in accordance with past practices; (e) made or modified any wage or salary increase other than routine periodic increases in salary for employees in the ordinary course of business and in accordance with past practices or as required by law, entered into or modified any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (g) except in the ordinary course of business in accordance with past practices, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights;
(h) entered into any material transaction outside the ordinary course of its business in accordance with past practices, except as expressly contemplated by the Agreement or (i) except in the ordinary course of business in accordance with past practices or as reflected in the City Savings Financial Statements, sold or otherwise disposed of any of its material investment securities.

      3.9.  Employee and Employee Benefits Matters.
            --------------------------------------

      (a)   Schedule 3.9(a) to the City Savings Disclosure Schedule lists (i)
            ---------------
each pension, profit sharing, bonus, thrift, savings program or arrangement, which constitutes an "employee pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by City Savings or to which City Savings contributes for the benefit of any current or former employee, officer, trustee, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other-benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by City Savings to which City Savings contributes for the benefit of any current or former employee, officer, trustee, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which City Savings provides benefits for or on behalf of any current or former employee, officer, trustee, consultant or agent. City Savings has delivered or made available to OCSB a true and correct copy of (a) each City Savings Benefit Plan, (b) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to each City Savings Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such City Savings Benefit Plan, (d) the most recent actuarial report or valuation relating to a City Savings Benefit Plan subject to Title IV of ERISA and (e) all rulings and determination letters and any open requests for rulings or letters that pertain to any City Savings Benefit Plan.

      (b)   All of the plans, programs and arrangements described in this
Section 3.9 or listed in Schedule 3.9(a) to the City Savings Disclosure Schedule
-----------              ---------------
(hereinafter referred to as the "City Savings Benefit Plans") that are subject to ERISA and the Internal Revenue Code ("Code") are in material compliance with all applicable requirements of ERISA and the Code and all other applicable federal and state laws, including, without limitation, the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the City Savings Benefit Plans that is intended to be a pension, profit sharing, thrift, or savings plan that is qualified under
Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 3.9(b) to the City Savings
                                    ---------------
Disclosure Schedule, there is no pending or, to the knowledge of City Savings, threatened litigation, claim, action, governmental proceeding or investigation against or relating to any City Savings Benefit Plan which could give rise to any material liability, and there is no reasonable basis for any material litigation, claims, actions or proceedings against any such City Savings Benefit Plan. No City Savings Benefit Plan (or City Savings Benefit Plan fiduciary) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by City Savings that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which City Savings may be liable. City Savings has no knowledge of, or any reasonable basis to believe, that any material liability under Title IV of ERISA has been incurred by City Savings, any former Affiliates of City Savings or the City Savings Benefit Plans since the effective date of ERISA that has not been satisfied in full, and that any condition exists that presents a material risk of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made or will be made when due. With respect to each of the City Savings Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan or Plans, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits and City Savings is not aware of any facts or circumstances that would materially change the funded status of any such ERISA Plan. Other than as set forth in Schedule 3.9(a), none of the City
                                            ---------------
Savings Benefit Plans is a "multi-employer pension plan" as such term is defined in section 3(37) of ERISA. Except as listed on Schedule 3.9(b) of the City
                                               ---------------
Savings Disclosure Schedule, no employee of City Savings will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any City Savings Benefit Plan as a result of the transactions contemplated by this Agreement. Other than current or contingent liabilities previously disclosed on Schedule 3.9(b) of the City Savings Disclosure Schedule,
                        ---------------
neither City Savings nor any City Savings Benefit Plan will have any material current or contingent liability with respect to any Plan. All group health plans of City Savings, including any plans of current and former Affiliates of City Savings that must be taken into account under Section 4980B of the Code or
Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
Section 601 of ERISA to the extent such requirements are applicable. All payments due from any City Savings Benefit Plan (or from City Savings with respect to any City Savings Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of City Savings that have not yet been paid have been properly recorded on the books of City Savings.

     (c) No amounts payable under the City Savings Benefit Plans, or any employment, severance or termination agreement between City Savings and any employee or officer will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

     3.10.  Litigation. No claims have been asserted and no relief has been
            ----------
sought against Bancorp MHC or City Savings in any pending litigation or governmental proceedings or otherwise which would be reasonably likely to result in City Savings becoming unable to perform its obligations under, and consummate the transactions contemplated by, this Agreement, or which would be expected to result in damages or relief which would reasonably likely to have a Material Adverse Effect .

     3.11.  Tax Matters. City Savings and Bancorp MHC have timely filed
            -----------
(inclusive of applicable extension periods) with the appropriate governmental agencies all material federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports (including information returns and reports) that are required to be filed, and City Savings and Bancorp MHC are not materially delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by City Savings. There are included in the City Savings Financial Statements adequate reserves for the payment of all accrued but unpaid material federal, state and local taxes of City Savings, including interest and penalties, whether or not disputed for such fiscal years as reflected therein and all fiscal years prior thereto. City Savings and Bancorp MHC have not executed or filed with the Internal Revenue Service ("IRS") or any state tax authority any agreement extending the period for assessment and collection of any federal or state tax, nor is City Savings or Bancorp MHC a party to any action or proceeding by any governmental authority for assessment or collection of taxes. There are no outstanding material assessments or claims for collection of taxes against City Savings or Bancorp MHC. Except as set forth in Schedule 3.11 to the City Savings
                                               -------------
Disclosure Schedule, the federal income tax returns of City Savings and Bancorp MHC have been audited by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such audit which have not been resolved and paid in full or adequate reserves or accruals established in accordance with generally accepted accounting principles with respect thereto.

     City Savings has not, during the past five (5) years, and Bancorp MHC has not since its incorporation, received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state, county or local taxes. No federal or state tax return of City Savings or Bancorp MHC is currently the subject of any audit by the IRS or any other governmental agency. During the past five (5) years, in the case of City Savings, and since its incorporation, in the case of Bancorp MHC, no material deficiencies have been asserted in connection with the federal and state income tax returns of City Savings or Bancorp MHC and City Savings and Bancorp MHC have no reason to believe that any material deficiency would be asserted relating thereto. Except as disclosed in Schedule 3.11 to the City
                                                  -------------
Savings Disclosure Schedule, neither City Savings nor Bancorp MHC is a party to any agreement providing for allocation or sharing of taxes. Neither City Savings nor Bancorp MHC has been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the Code) filing consolidated returns.

     3.12.  Environmental Matters. For purposes of this Section 3.12, the
            ---------------------                       ------------
following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
(S)9601, et seq; the Resource Conservation and Recovery Act, as amended, 42
         -- ---
U.S.C. (S)6901, et seq; the Clean Air Act, as amended, 42 U.S.C. (S)7401, et
                -- ---                                                    --
seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)1251, et
---                                                                          --
seq; the Toxic Substances Control Act, as amended, 15 U.S.C. (S)9601, et seq;
---                                                                   -- ---
the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S)11001, et
                                                                            --
seq; the Safe Drinking Water Act, 42 U.S.C. (S)300f, et seq; and all comparable
---                                                  -- ---
state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by City Savings, including those properties serving as collateral for any loans made and retained by City Savings or for which City Savings serves in a trust relationship for the loans retained in portfolio.

     (a)    Other than as set forth on Schedule 3.12(a) to the City Savings
                                       ----------------
Disclosure Schedule, to the knowledge of City Savings it is in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or prospects of City Savings.

Other than as set forth on Schedule 3.12 to the City Savings Disclosure
                           -------------
Schedule, since June 30, 1990, City Savings has not received any communication alleging that City Savings is not in such compliance and, to the knowledge of City Savings, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b)    Other than as set forth on Schedule 3.12(b) to the City Savings
                                       ----------------
Disclosure Schedule, to the knowledge of City Savings, it has not been nor is it in violation of, or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of City Savings.

     (c)    Other than as set forth on Schedule 3.12(c) to the City Savings
                                       ----------------
Disclosure Schedule, to the knowledge of City Savings, none of the Loan Portfolio Properties and Other Properties Owned by it has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of City Savings.

     (d)    Other than as set forth on Schedule 3.12(d) to the City Savings
                                       ----------------
Disclosure Schedule, to the knowledge of City Savings, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by City Savings under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of City Savings.

     (e)    Other than as set forth on Schedule 3.12(e) to the City Savings
                                       ----------------
Disclosure Schedule, to the knowledge of City Savings, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against City Savings or against any person or entity whose liability for any Environmental Claim City Savings has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the business, operations, assets, financial condition or prospects of City Savings.

     (f)    City Savings has set forth on Schedule 3.12(f) to the City Savings
                                          ----------------
Disclosure Schedule, any environmental studies conducted by it during the past five years with respect to any properties owned by it as of the date hereof.

     3.13.  Compliance with Laws and Orders. Except as set forth in Schedule
            -------------------------------                         --------
3.13 to the City Savings Disclosure Schedule, neither City Savings nor Bancorp
----
MHC has received notice of any violation or alleged material violation of, or, to the knowledge of City Savings or Bancorp MHC, is subject to any liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing material violations of, any law, statute or regulation. Neither City Savings or Bancorp MHC is in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result alone or in the aggregate in damages, which would be reasonably likely to have a Material Adverse Effect.

     3.14.  Governmental Regulation. City Savings and Bancorp MHC each holds all
            -----------------------
material licenses, certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of their respective businesses; and, between the date hereof and the Closing Date, City Savings and Bancorp MHC will use their best efforts to maintain all such licenses, certificates, permits, franchises and rights in effect. Except as set forth in Schedule 3.14 to the City Savings Disclosure
                               -------------
Schedule, neither City Savings nor Bancorp MHC is a party or subject to any agreements, directives, orders or similar arrangements between or involving City Savings, Bancorp MHC and any federal or state government or regulatory authority.

     3.15.  Contracts and Commitments. Except as set forth in Schedule 3.15 to
            -------------------------                         -------------
the City Savings Disclosure Schedule, City Savings is not a party to or bound by any (a) material lease or license with respect to any property, real or personal; (b) material contract or commitment for capital expenditures; (c) material contract or commitment for total expenses for the purchase of materials, supplies or for the performance of services by third parties for a period of more than 60 days from the date of this Agreement; (d) material contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; or (e) agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director, officer or employee of City Savings. To its knowledge, City Savings has performed in all material respects all obligations required to be performed by them to date and are not in default under, and no event has occurred which, with the lapse of time or action by a third party or both, could result in a default resulting in material damages or other material default under any outstanding mortgage, lease, contract, commitment or agreement to which City Savings is a party or by which City Savings is bound or under any provision of its charter or bylaws. Each such outstanding material mortgage, lease, contract, commitment or agreement is a valid and legally binding obligation of City Savings subject to (x) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally or the rights of creditors of savings associations the accounts of which are insured by the FDIC, and (y) the application of equitable principles if equitable remedies are sought.

     3.16.  Accuracy of Information. The statements made by City Savings in the
            -----------------------
Agreement and in any other written documents executed and/or delivered by or on behalf of City Savings pursuant to the terms of the Agreement are true and correct in all material respects. The statements contained in such other documents or specifically referred to in the Agreement will be deemed to constitute representations and warranties of City Savings under this Agreement to the same extent as if set forth herein in full.

     3.17.  Supplement to City Savings Disclosure Schedule. City Savings will
            ----------------------------------------------
promptly supplement or amend the City Savings Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the City Savings Disclosure Schedule. No supplement or amendment to the City Savings Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 9.1 hereof.
                                           -----------

     3.18.  Title to Assets; Leases.
            ------------------------

     (a) Except for (i) liens and encumbrances specifically disclosed in any of the financial statements of City Savings referred to in Section 3.7 hereof,
                                                           -----------
(ii) landlords' or statutory liens or other liens incurred in the ordinary course of business and not securing indebtedness for borrowed money and not yet delinquent, and (iii) liens and encumbrances which are not material in amount and do not materially impair the value of any property subject thereto or the use of such property for the purposes for which it is presently used or intended to be used, City Savings has good and marketable title, free and clear of all security interests, encumbrances, trust agreements, liens or other adverse claims, to all its assets and property, real and personal, reflected in the financial statements referred to in Section 3.7 hereof or acquired thereafter,
                                    -----------
which includes all property and assets used by City Savings that are material to the conduct of its businesses, except for assets and property disposed of in the ordinary course of business after December 31, 1996.

     (b) City Savings, as lessee, has the right under valid and existing leases to occupy, use, possess and control all property leased by it in all material respects as presently occupied, used, possessed and controlled by City Savings and such leases will not terminate or lapse prior to the Effective Time or be affected in any material respect by consummation of the transactions contemplated hereby. Schedule 3.18 contains an accurate listing of each lease
                     -------------
pursuant to which City Savings acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by City Savings and used in the conduct of its business.

     (c) All material real and personal property owned by City Savings or presently used by it are in an adequate condition (ordinary wear and tear excepted) and are sufficient to carry on the business of City Savings.

     3.19.  Reports.  City Savings has previously delivered or made available
            -------
to OCSB a complete copy of each annual, quarterly or special report and definitive proxy statement or other communication (other than general advertising material) provided by City Savings to its stockholders since January 1, 1996, and each such annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with any applicable statutes, rules and regulations enforced or promulgated by any applicable regulatory agency, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, City Savings and Bancorp MHC have fully filed with the FRB, the Department and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and City Savings and Bancorp MHC have previously delivered or made available to OCSB accurate and complete copies of all such reports. (The reports and other documents delivered to stockholders and to the FRB, the Department and the FDIC referenced in this Section 3.19 are
                                                               ------------
referred to collectively as the "City Savings Reports.")

     3.20.  Loans, Real Estate Owned, Etc.  Except as disclosed in Schedule
            -----------------------------                          --------
3.20(a) of the City Savings Disclosure Schedule, each loan on the books of City
-------
Savings, including unfunded portions of outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business and to the best knowledge of City Savings, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Schedule 3.20(b) discloses: (i) any written or, to the knowledge of City
     ----------------
Savings, oral loan or similar agreement under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of City Savings knowledge, in default of any other provision thereof; (ii) a listing of the real estate owned by City Savings; (iii) unfunded commercial loan commitments and letters of credit; and (iv) each loan or similar agreement which has been classified or designated "special mention," "substandard," "doubtful," or "loss" by City Savings.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF OCSB

     OCSB hereby represents and warrants to City Savings as follows:

     4.1.   Corporate Organization.
            ----------------------

     (a) OCSB is a mutual savings bank duly organized, validly existing and in good standing under the laws of the State of New York. All eligible accounts issued by OCSB are insured by the FDIC to the maximum extent permitted under applicable law. OCSB has all requisite corporate power and authority to own, operate and lease its properties as presently owned, operated or leased and to engage in the activities and business now conducted by it. OCSB is qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased by it makes such qualification necessary and where a failure to do so would have a Material Adverse Effect.

     (b) OCSB has heretofore delivered to City Savings true and complete copies of its organization certificate or other chartering instrument and bylaws in effect on the date hereof. The minute books of OCSB contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Trustees (and any committee thereof) of OCSB recorded therein, and as of the Effective Time such minute books will contain accurate minutes of all such meetings and such consents in lieu of meetings respectively held or executed prior thereto. The minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the Board of Trustees of OCSB and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board of Trustees (or any committee thereof) of OCSB.

     4.2.  Capitalization. As of the date hereof, OCSB is a mutual savings bank
           --------------
and has no authorized shares of capital stock whatsoever.

     4.3.  Authorization. The Board of Trustees of OCSB has approved the
           -------------
Agreement and the transactions contemplated thereby and authorized the execution, delivery and performance by OCSB of the Agreement. No other corporate proceeding on the part of OCSB is necessary to authorize the Agreement or to consummate the transactions contemplated thereby other than any approval of the depositors of OCSB as provided in Section 7.1 hereof. OCSB has full corporate
                                  -----------
power and authority to enter into the Agreement and, upon approval of the depositors of OCSB, if required, in accordance with law and subject to the additional conditions set forth in Articles IX and X of this Agreement, to
                                   -----------------
consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OCSB and constitutes the valid and binding obligations of OCSB, enforceable against it in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations the accounts of which are insured by the FDIC, (b) the application of equitable principles if equitable remedies are sought, and (c) the provisions of this Agreement providing that the Merger will be enforceable only upon approval by the depositors of OCSB as described in
Section 7.1 hereof.
-----------

     4.4.  No Violation. Neither the execution and delivery of this Agreement
           ------------
nor, subject to the receipt of the consents and approvals contemplated by
Section 4.6, the consummation of the transactions contemplated herein will (a)
-----------
conflict with, result in the breach of, constitute a default under or accelerate the performance of the terms of any judgment, order or decree of any court or other governmental agency to which OCSB may be subject, or any contract, agreement or instrument to which OCSB is a party or by which OCSB is bound or committed, or the charter or the bylaws of OCSB, or, to the knowledge of OCSB (as defined in Section 12.7(e) hereof), any law, or any rule or regulation of
               ---------------
any governmental agency or authority, or (b) constitute an event that with the lapse of time or action by a third party, or both, could result in a default under any of the foregoing or (c) result in the creation of any material lien, charge or encumbrance upon any of the assets or properties of OCSB.

     4.5.  Reports and Financial Statements. OCSB has previously furnished City
           --------------------------------
Savings with true and complete copies of its (a) Balance Sheet as of the years ended September 30, 1996 and 1995, and the related Statements of Income, Retained Earnings and Cash Flows for the years ended September 30, 1996, 1995, and 1994, and (b) all other reports filed by OCSB with the FDIC or the Department since September 30, 1996 (including call reports). The financial statements and interim financial statements of OCSB included in such reports or otherwise delivered to City Savings (collectively referred to herein as the "OCSB Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of OCSB as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein, and the absence of certain footnotes. Except as set forth in Schedule 4.5 to the OCSB Disclosure Schedule,
                                  ------------
since September 30, 1996 OCSB has not suffered a Material Adverse Effect and OCSB is not aware of any event or circumstance, or series of events and circumstances, which is reasonably likely to result in a Material Adverse Effect to OCSB. The books and records of OCSB have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions. As of September 30, 1996, except and to the extent (i) reflected, disclosed or provided for in the financial statements referred to above and (ii) of liabilities incurred since September 30, 1996 in the ordinary course of business and consistent with prudent banking practice, OCSB does not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of OCSB.

     4.6.  Consents and Approvals. Other than the receipt of approvals required
           ----------------------
by the NYBL, the Bank Merger Act, the BHCA the Regulations, and any required approval of the OCSB depositors as described in Section 7.1 hereof, no filing or
                                                -----------
registration with, no notice to and no permit, authorization; consent or approval of any public or governmental body or authority or any third party is necessary for the consummation by OCSB of the transactions contemplated by this Agreement or to enable the parties to continue the conduct of their business after the Effective Time in a manner which is consistent with that in which it is presently conducted, except where the failure to make such filing or obtain such permit, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. OCSB knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including without limitation, the Equal Credit Opportunity act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained.

     4.7.  Information Supplied for Inclusion in the City Savings Proxy
           ------------------------------------------------------------
Statement.  Any information regarding OCSB supplied by OCSB specifically for
---------
inclusion in the City Savings Proxy Statement (as defined in Section 7.3 hereof)
                                                             -----------
will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.8.  Absence of Certain Changes. Since September 30, 1996, and except as
           --------------------------
otherwise permitted by this Agreement, OCSB has not, except as set forth in
Schedule 4.8 to the OCSB Disclosure Schedule, (a) incurred any material
------------
obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business in accordance with past practices; (b) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its material assets or properties except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (c) discharged or satisfied any material lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in OCSB's balance sheet as of December 31, 1996, and current liabilities incurred since the date thereof in the ordinary course of business in accordance with past practices; (d) sold, exchanged or otherwise disposed of any of its material capital assets other than in the ordinary course of business in accordance with past practices; (e) made or modified any wage or salary increase other than routine periodic increases in salary for employees in the ordinary course of business and in accordance with past practices or as required by law, entered into or modified any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (g) except in the ordinary course of business in accordance with past practices, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (h) entered into any material transaction outside the ordinary course of its business in accordance with past practices, except as expressly contemplated by the Agreement or (i) except in the ordinary course of business in accordance with past practices or as reflected in the OCSB Financial Statements, sold or otherwise disposed of any of its material investment securities.

     4.9.  Employee and Employee Benefits Matters.
           --------------------------------------

     (a)   Schedule 4.9(a) to the OCSB Disclosure Schedule lists (i) each
           ---------------
pension, profit sharing, bonus, thrift, savings program or arrangement, which constitutes an "employee pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by OCSB or to which OCSB contributes for the benefit of any current or former employee, officer, trustee, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other-benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by OCSB to which OCSB contributes for the benefit of any current or former employee, officer, trustee, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which OCSB provides benefits for or on behalf of any current or former employee, officer, trustee, consultant or agent. OCSB has delivered or made available to City Savings a true and correct copy of (a) each OCSB Benefit Plan, (b) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to each OCSB Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such OCSB Benefit Plan, (d) the most recent actuarial report or valuation relating to a OCSB Benefit Plan subject to Title IV of ERISA and (e) all rulings and determination letters and any open requests for rulings or letters that pertain to any OCSB Benefit Plan.

     (b)   All of the plans, programs and arrangements described in this Section
                                                                         -------
4.9 or listed in Schedule 4.9(a) to the OCSB Disclosure Schedule (hereinafter
---              ---------------
referred to as the "OCSB Benefit Plans") that are subject to ERISA and the Internal Revenue Code ("Code") are in material compliance with all applicable requirements of ERISA and the Code and all other applicable federal and state laws, including, without limitation, the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the OCSB Benefit Plans that is intended to be a pension, profit sharing, thrift, or savings plan that is qualified under
Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 4.9(b) to the OCSB Disclosure
                                    ---------------
Schedule, there is no pending or, to the knowledge of OCSB, threatened litigation, claim, action, governmental proceeding or investigation against or relating to any OCSB Benefit Plan which could give rise to any material liability, and there is no reasonable basis for any material litigation, claims, actions or proceedings against any such OCSB Benefit Plan. No OCSB Benefit Plan (or OCSB Benefit Plan fiduciary) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the
Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by OCSB that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which OCSB may be liable. OCSB has no knowledge of, or any reasonable basis to believe, that any material liability under Title IV of ERISA has been incurred by OCSB, any former Affiliates of OCSB or the OCSB Benefit Plans since the effective date of ERISA that has not been satisfied in full, and that any condition exists that presents a material risk of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made or will be made when due. With respect to each of the OCSB Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan or Plans, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits and OCSB is not aware of any facts or circumstances that would materially change the funded status of any such ERISA Plan. Other than as set forth in Schedule 4.9(a), none of the OCSB Benefit Plans is a "multi-employer pension plan" as such term is defined in section 3(37) of ERISA. Except as listed on Schedule 4.9(b) of the OCSB Disclosure Schedule, no employee of OCSB will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any OCSB Benefit Plan as a result of the transactions contemplated by this Agreement. Other than current or contingent liabilities previously disclosed on Schedule 4.9(b) of the OCSB Disclosure Schedule, neither OCSB nor any OCSB Benefit Plan will have any material current or contingent liability with respect to any Plan. All group health plans of OCSB, including any plans of current and former Affiliates of OCSB that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any OCSB Benefit Plan (or from OCSB with respect to any OCSB Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of OCSB that have not yet been paid have been properly recorded on the books of OCSB.

     (c) No amounts payable under the OCSB Benefit Plans, or any employment, severance or termination agreement between OCSB and any employee or officer will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

     4.10.  Litigation. No claims have been asserted and no relief has been
            ----------
sought against OCSB in any pending litigation or governmental proceedings or otherwise which would be reasonably likely to result in OCSB becoming unable to perform its obligations under, and consummate the transaction contemplated by this Agreement, or which would be expected to result in damages or other relief which would be reasonably likely to have a Material Adverse Effect.

     4.11.  Tax Matters. OCSB has timely filed (inclusive of applicable
            -----------
extension periods) with the appropriate governmental agencies all material federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports (including information returns and reports) that are required to be filed, and OCSB is not materially delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by OCSB. There are included in the OCSB Financial Statements adequate reserves for the payment of all accrued but unpaid material federal, state and local taxes of OCSB, including interest and penalties, whether or not disputed for such fiscal years as reflected therein and all fiscal years prior thereto. OCSB has not executed or filed with the Internal Revenue Service ("IRS") or any state tax authority any agreement extending the period for assessment and collection of any federal or state tax, nor is OCSB a party to any action or proceeding by any governmental authority for assessment or collection of taxes. There is no outstanding material assessment or claim for collection of taxes against OCSB. Except as set forth in
Schedule 4.11 to the OCSB Disclosure Schedule, the federal income tax returns of
-------------
OCSB have been audited by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such audit which have not been resolved and paid in full or adequate reserves or accruals established in accordance with generally accepted accounting principles with respect thereto.

     OCSB has not, during the past five (5) years, except as disclosed in
Schedule 4.11 to the OCSB Disclosure Schedule, received any notice of
-------------
deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state, county or local taxes. No federal or state tax return of OCSB is currently the subject of any audit by the IRS or any other governmental agency. During the past five (5) years, no material deficiencies have been asserted in connection with the federal and state income tax returns of OCSB and OCSB has no reason to believe that any material deficiency would be asserted relating thereto. Except as disclosed in
Schedule 4.11 to the OCSB Disclosure Schedule, OCSB is not a party to any
-------------
agreement providing for allocation or sharing of taxes. OCSB has never been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the Code) filing consolidated returns, other than the affiliated group of which OCSB is or OCSB was the common parent.

     4.12.  Environmental Matters. For purposes of this Section 4.12, the
            ---------------------                       ------------
following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
(S)9601, et seq; the Resource Conservation and Recovery Act, as amended, 42
         -- ---
U.S.C. (S)6901, et seq; the Clean Air Act, as amended, 42 U.S.C. (S)7401, et
                -- ---                                                    --
seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)1251, et
---                                                                          --
seq; the Toxic Substances Control Act, as amended, 15 U.S.C. (S)9601, et seq;
---                                                                   -- ---
the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S)11001, et
                                                                            --
seq; the Safe Drinking Water Act, 42 U.S.C. (S)300f, et seq; and all comparable
---                                                  -- ---
state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by OCSB, including those properties serving as collateral for any loans made and retained by OCSB or for which OCSB serves in a trust relationship for the loans retained in portfolio.

     (a)  Other than as set forth on Schedule 4.12(a) to the OCSB Disclosure
                                     ----------------
Schedule, to the knowledge of OCSB it is in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or prospects of OCSB. Other than as set forth on
Schedule 4.12 to the OCSB Disclosure Schedule, since June 30, 1990, OCSB has not
-------------
received any communication alleging that OCSB is not in such compliance and, to the knowledge of OCSB, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b)  Other than as set forth on Schedule 4.12(b) to the OCSB Disclosure
                                     ----------------
Schedule, to the knowledge of OCSB, it neither is, nor has been in violation of, or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of OCSB.

     (c) Other than as set forth on Schedule 4.12(c) to the OCSB Disclosure Schedule, to the knowledge of OCSB, none of the Loan Portfolio Properties and Other Properties Owned by it has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of OCSB.

     (d)  Other than as set forth on Schedule 4.12(d) to the OCSB Disclosure
                                     ----------------
Schedule, to the knowledge of OCSB, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by OCSB under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of OCSB.

     (e)  Other than as set forth on Schedule 4.12(e) to the OCSB Disclosure
                                     ----------------
Schedule, to the knowledge of OCSB, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against OCSB or against any person or entity whose liability for any Environmental Claim OCSB has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the business, operations, assets, financial condition or prospects of OCSB.

     (f)    OCSB has set forth on Schedule 4.12(f) to the OCSB Disclosure
                                  ----------------
Schedule, any environmental studies conducted by it during the past five years with respect to any properties owned by it as of the date hereof.

     4.13.  Compliance with Laws and Orders. Except as set forth in Schedule
            -------------------------------                         --------
4.13 to the OCSB Disclosure Schedule, OCSB has not received notice of any
----
violation or alleged material violation of, or, to the knowledge of OCSB, is subject to any liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing material violations of, any law, statute or regulation. OCSB is not in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result alone or in the aggregate in damages, which would be reasonably likely to have a Material Adverse Effect.

     4.14.  Governmental Regulation. OCSB holds all material licenses,
            -----------------------
certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of its business; and, between the date hereof and the Closing Date, OCSB will use its best efforts to maintain all such licenses, certificates, permits, franchises and rights in effect. Except as set forth in Schedule 4.14 to the OCSB Disclosure Schedule,
                               -------------
OCSB is not a party or subject to any agreements, directives, orders or similar arrangements between or involving OCSB and any federal or state government or regulatory authority.

     4.15.  Contracts and Commitments. Except as set forth in Schedule 4.15 to
            -------------------------                         -------------
the OCSB Disclosure Schedule, OCSB is not a party to or bound by any (a) material lease or license with respect to any property, real or personal; (b) material contract or commitment for capital expenditures; (c) material contract or commitment for total expenses for the purchase of materials, supplies or for the performance of services by third parties for a period of more than 60 days from the date of this Agreement; (d) material contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; or (e) agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former trustee, officer or employee of OCSB. To its knowledge, OCSB has performed in all material respects all obligations required to be performed by them to date and are not in default under, and no event has occurred which, with the lapse of time or action by a third party or both, could result in a default resulting in material damages or other material default under any outstanding mortgage, lease, contract, commitment or agreement to which OCSB is a party or by which OCSB is bound or under any provision of its charter or bylaws. Each such outstanding material mortgage, lease, contract, commitment or agreement is a valid and legally binding obligation of OCSB subject to (x) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally or the rights of creditors of savings associations the accounts of which are insured by the FDIC, and (y) the application of equitable principles if equitable remedies are sought.

     4.16.  Accuracy of Information. The statements made by OCSB in the
            -----------------------
Agreement and in any other written documents executed and/or delivered by or on behalf of OCSB pursuant to the terms of the Agreement are true and correct in all material respects. The statements contained in such other documents or specifically referred to in the Agreement will be deemed to constitute representations and warranties of OCSB under this Agreement to the same extent as if set forth herein in full.

     4.17.  Supplement to OCSB Disclosure Schedule. OCSB will promptly
            --------------------------------------
supplement or amend the OCSB Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the OCSB Disclosure Schedule. No supplement or amendment to the OCSB Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 8.2 hereof.
         -----------

     4.18.  Title to Assets; Leases.
            -----------------------

     (a) Except for (i) liens and encumbrances specifically disclosed in any of the financial statements of OCSB referred to in Section 4.5 hereof, (ii)
                                                   -----------
landlords' or statutory liens or other liens incurred in the ordinary course of business and not securing indebtedness for borrowed money and not yet delinquent, and (iii) liens and encumbrances which are not material in amount and do not materially impair the value of any property subject thereto or the use of such property for the purposes for which it is presently used or intended to be used, OCSB has good and marketable title, free and clear of all security interests, encumbrances, trust agreements, liens or other adverse claims, to all its assets and property, real and personal, reflected in the financial statements referred to in Section 4.5 hereof or acquired thereafter, which
                          -----------
includes all property and assets used by OCSB that are material to the conduct of its businesses, except for assets and property disposed of in the ordinary course of business after December 31, 1996.

     (b) OCSB, as lessee, has the right under valid and existing leases to occupy, use, possess and control all property leased by it in all material respects as presently occupied, used, possessed and controlled by OCSB and such leases will not terminate or lapse prior to the Effective Time or be affected in any material respect by consummation of the transactions contemplated hereby.
Schedule 4.18 contains an accurate listing of each lease pursuant to which OCSB
-------------
acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by OCSB and used in the conduct of its business.

     (c) All material real and personal property owned by OCSB or presently used by it are in an adequate condition (ordinary wear and tear excepted) and are sufficient to carry on the business of OCSB.

     4.19.  Loans, Real Estate Owned, Etc.  Except as disclosed in Schedule
            -----------------------------                          --------
4.19(a) of the OCSB Disclosure Schedule, each loan on the books of OCSB,
-------
including unfunded portions of
outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business and to the best knowledge of OCSB, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Schedule 4.19(b) discloses: (i) any written or, to the knowledge of OCSB,
     ----------------
oral loan or similar agreement under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of OCSB knowledge, in default of any other provision thereof; (ii) a listing of the real estate owned by OCSB; (iii) unfunded commercial loan commitments and letters of credit; and (iv) each loan or similar agreement which has been classified or designated "special mention," "substandard," "doubtful," or "loss" by OCSB.

                                   ARTICLE V

                           COVENANTS OF CITY SAVINGS

     City Savings hereby agrees that from the date of this Agreement until the Effective Time:

     5.1.   Affirmative Covenants.  Unless the prior written consent of OCSB
            ---------------------
shall have been obtained (which shall not be unreasonably withheld), City Savings will:

     (a) operate its business in the ordinary course in accordance with past business practices;

     (b) use its best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers:

     (c) maintain its corporate existence in good standing and file all required City Savings Reports;

     (d) use its best efforts to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

     (e) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it and, in the event that City Savings is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to OCSB;

     (f) perform all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

     (g) use its best efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws and regulations; and

     (h) as soon as reasonably practicable, furnish OCSB with copies of all of City Saving's reports filed with the FDIC and the Department subsequent to the date hereof.

     5.2.  Negative Covenants. Except as specifically contemplated by this
           ------------------
Agreement, City Savings shall not do, or agree or commit to do, without the prior written consent of OCSB (which shall not be unreasonably withheld), any of the following:

     (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with prudent business practices or in connection with the transactions contemplated and permitted by the Agreement;

     (b) (i) grant any bonus or material increase in compensation to its directors or grant any bonus or any increase in compensation to its officers and employees either individually or as a class, except routine periodic increases in salary for employees in the ordinary course of business or in accordance with past practices, or as previously approved by City Savings Board of Directors, or as required by law; (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) that would increase its retirement benefit liabilities except as disclosed in Schedule 5.2(b); (iii) adopt, enter into, amend or modify any of the City Savings' plans, as hereinafter defined; or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, except as contemplated by this Agreement and except with respect to the implementation of the 1997 Oswego City Savings Bank Stock Option Plan and 1997 Oswego City Savings Bank Recognition and Retention Plan;

     (c) declare or pay any special dividend on, or make any other distribution in respect of, its deposit accounts;

     (d) (i) merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, in either case, unless the fiduciary duties of City Savings' Board of Directors require it to do so, or effect any reorganization or recapitalization; (ii) purchase or otherwise acquire any assets, or shares of any class of stock, of any corporation, savings institution, bank or other business other than in connection with City Savings' reorganization into a mid-tier stock holding company; or (iii) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

     (e) initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal for a merger or sale of assets of City Savings (a "City Savings

Proposal"), or negotiate with any person in, or agree to or endorse any, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, accountant or other representative retained by it to take any such action, except as required by the fiduciary duties of the City Savings' Board of Directors under applicable law, and City Savings shall promptly notify OCSB orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters;

     (f) propose or adopt any amendments to its charter or by-laws, except such amendments as may be required to consummate the transactions contemplated by this Agreement;

     (g) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (h) change any of its methods of accounting in effect at December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by City Savings' independent certified public accountants, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law, regulations, or generally accepted accounting principles;

     (i) take action which would or is reasonably likely to (i) adversely affect the ability of either City Savings or OCSB to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect City Savings's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Articles IX and X not being satisfied; or
                        -----------     -

     (j) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of City Savings, unless required by law or regulation or, with respect to lending or depository activities, unless such change is made in response to market conditions as they relate to presently offered products subject to prudent and regulatory risk management;

     (k) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with prudent banking practices and policies;

     (l) modify or restructure the terms of any loans except in the ordinary course of business consistent with prudent banking practices;

     (m) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (n) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of City Savings Common Stock except for regular quarterly cash dividends at a rate per share of City Savings Common Stock not in excess of $.09 per share;

     (o) issue any shares of its capital stock, other than pursuant to options which have been granted as of the date of this Agreement under the 1997 Oswego City Savings Bank Stock Option Plan and pursuant to awards under the 1997 Oswego City Savings Bank Recognition and Retention Plan; issue, grant, modify or authorize any warrants, options, rights, convertible securities or commitments to acquire shares of City Savings Common Stock; purchase any shares of City Savings Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization other than in connection with the Mid-Tier Reorganization;

     (p) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 or the Code; or

     (q)   agree in writing or otherwise to do any of the foregoing.

     5.3.  Report to OCSB. City Savings will use its best efforts to keep OCSB
           --------------
fully informed concerning all trends and developments of which it becomes aware that may have a material effect upon the business, any properties or condition (either financial or otherwise) of City Savings.

     5.4.  Breaches. City Savings shall, in the event it becomes aware of the
           --------
impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to OCSB and use its best efforts to prevent or promptly remedy the same.

     5.5.  Employee Benefit Plans; Employment Arrangements.
           -----------------------------------------------

     (a) City Savings shall use reasonable efforts to offer continued employment to all employees of OCSB as of the Effective Time at the salary levels in effect at the Effective Time, subject to the provisions of this
Section 5.5. Employees of OCSB who continue employment with City Savings on or
-----------
after the Effective Time (all such persons referred to herein as "Continuing Employees") shall be eligible to participate in such employee benefit plans as may be in effect generally for employees of City Savings from time to time (the "City Savings Plans"), if such Continuing Employee shall be eligible for participation therein based on length of service, compensation, job classification and position. Notwithstanding the foregoing, City Savings may determine to continue any OCSB benefit plans for Continuing Employees in lieu of offering participation in City Savings benefit plans providing similar benefits (e.g., medical and hospitalization benefits), or terminate any OCSB benefit plans, or merge any such benefit plans with City Savings benefit plans. Except as specifically set forth in this
Section 5.5, Continuing Employees who are entitled to participate in City
-----------
Savings benefit plans, shall be entitled to participate on the same basis as similarly situated employees of City Savings, except that Continuing Employees shall be entitled to full credit for each year of service (in which 1,000 hours of service are performed) with OCSB for purposes of determining eligibility for participation and vesting, but not for purposes of benefit accruals, in the City Savings Plans, subject to applicable break in service rules. In addition, City Savings shall use its best efforts subsequent to the Closing Date, to cause the City Savings Employee Stock Ownership Plan ("ESOP") to purchase additional City Savings common stock in an amount equal to the quotient of (i) 8% of the OCSB Fair Value and (ii) the average of the bid and asked price of City Savings Common Stock as reported on the Over the Nasdaq Small Cap Market during the ten
(10) trading days preceding the Closing Date. Such purchases shall be made over such time period as determined by the Board of Directors, consistent with the provisions of the Internal Revenue Code of 1986, as amended. Notwithstanding anything in this Section 5.5(a) to the contrary, participation by Continuing
                 --------------
Employees in employee benefit plans of City Savings with respect to which eligibility and participation is at the discretion of the employer, such as non-qualified deferred compensation plans, and other such similar plans (but not including employee benefit plans generally available to all full-time employees of City Savings) shall be discretionary with City Savings. Nothing in this
Section 5.5 shall be construed to establish an employment contract relationship
-----------
between City Savings and any OCSB employee except with respect to any agreement listed in Schedule 4.15 of the OCSB Disclosure Schedule.
          -------------

     (b) City Savings shall use its best efforts to award persons who are currently trustees and officers of OCSB with aggregate shares of restricted stock equal to 4% of the shares that OCSB would have issued to public stockholders if it had reorganized into a mutual holding company and sold to the public 46% of the shares issued. Further, City Savings will use its best efforts to grant persons who are currently trustees and officers of OCSB options to purchase a number of shares of City Savings Common Stock equal to 10% of the shares that OCSB would have issued to public stockholders if it had reorganized into a mutual holding company and sold to the public 46% of the shares issued. Such options shall have an exercise price equal to the fair market value of the City Savings Common Stock at the time the options are awarded. All restricted stock awards and stock option grants shall vest no later than five years from the date of award, at a rate of no less than 20% per year. In determining the number of shares that OCSB would have issued to the public (and the number of options and restricted stock awards hereunder), OCSB and City Savings shall rely on the appraisal prepared by an independent third party appraisal firm pursuant to Section 1.5 hereof, and shall further assume that the shares would be issued
   -----------
at a price equal to the average of the bid and asked price of the City Savings Common Stock during the ten (10) trading day prior to the Effective Time. Any such restricted stock or stock option plans shall be established in accordance with rules and policy of the Department and the FDIC. The parties agree that the allocation of grants of stock options and restricted stock awards to the current trustees and officers of OCSB shall be made in accordance with Schedule 5.5(b).

     (c) With respect to Continuing Employees who were covered under a group health plan maintained by OCSB, there shall be no waiting period or preexisting condition exclusions applicable under the health benefits coverage to be provided following the Effective Time to such persons, but the benefits previously received by such persons will not count toward the maximum benefit coverages provided by City Savings.

     (d) City Savings shall assume the assets and liabilities of OCSB's defined benefit plan and 401(k) plan. Benefits under the City Savings defined benefit plan and 401(k) plan shall be provided to Continuing Employees.

     (e) Following the Effective Time, City Savings shall honor, in accordance with their terms, all of the employment or other compensation plan, contract, agreements or arrangements set forth in Schedule 4.15 of the OCSB Disclosure
                                        -------------
Schedule and assume all duties, liabilities and obligations under such agreements and arrangements; provided, however, that the foregoing shall not prevent City Savings from amending or terminating any such plan, contract, agreement or arrangement in accordance with its terms, following the Effective Time.

     5.6.  Filing of Applications. City Savings shall use its best efforts
           ----------------------
promptly to prepare, submit, publish and file: (a) an application to the Department pursuant to Section 601 of the NYBL; (b) an application to the FDIC under the Bank Merger Act; and (c) any other applications, notices or statements required to be filed in connection with the transactions contemplated hereby. City Savings shall provide OCSB with a copy of all such application for their review prior to filing.

     5.7.  Supplement to City Savings Disclosure Schedule. City Savings will
           ----------------------------------------------
promptly supplement or amend the City Savings Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the City Savings Disclosure Schedule. No supplement or amendment to the City Savings Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 9.1 hereof.
                                           -----------

     5.8.  Confidentiality. City Savings agrees to treat as strictly
           ---------------
confidential and agrees not to disclose to any other person, natural or corporate (other than employees of, and attorneys and accountants for, City Savings) any proprietary financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to OCSB by which it may come to know or which may come into its possession during the course of its due diligence investigation of OCSB and, if the transactions contemplated hereby are not consummated for any reason, City Savings agrees promptly to return to OCSB all written proprietary material furnished in connection with such investigation. This Section 5.8 shall supplement the Confidentiality
                          -----------
Agreement between City Savings and OCSB dated July 10, 1997.

                                   ARTICLE VI.

                               COVENANTS OF OCSB

     OCSB hereby agrees that from the date of this Agreement until the Effective
Time:

     6.1.  Affirmative Covenants. Unless the prior written consent of City
           ---------------------
Savings shall have been obtained (which shall not be unreasonably withheld) and except as otherwise contemplated herein, OCSB will:

     (a) operate its business in the ordinary course in accordance with past business practices;

     (b) use its best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers:

     (c) maintain its corporate existence in good standing and file all required OCSB Reports (as defined in such Section 12.7(c) hereof);
                                          ---------------

     (d) use its best efforts to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

     (e) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it and, in the event that OCSB is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to City Savings;

     (f) perform all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

     (g) use its best efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws and regulations; and

     (h) as soon as reasonably practicable, furnish City Savings copies of all of OCSB's reports filed with the FDIC and the Department subsequent to the date hereof.

     6.2.  Negative Covenants. Except as specifically contemplated by this
           ------------------
Agreement, from the date hereof until the Effective Time, OCSB shall not, without the prior written consent of City Savings (which shall not be unreasonably withheld), do any of the following:

     (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with prudent business practices or in connection with the transactions contemplated and permitted by the Agreement;

     (b) (i) grant any bonus or material increase in compensation to its trustees or grant any bonus or any increase in compensation to its officers and employees either individually or as a class, except routine periodic increases in salary for employees in the ordinary course of business and in accordance with past practices or as required by law; (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) that would increase its retirement benefit liabilities; (iii) adopt, enter into, amend or modify any OCSB Benefit Plan; or
(iv) enter into or amend any employment, severance or similar agreements or arrangements with any trustees or officers, except as contemplated by this Agreement;

     (c) declare or pay any special dividend on, or make any other distribution in respect of, its deposit accounts;

     (d) (i) merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, in either case, unless the fiduciary duties of OCSB's Board of Trustees require it to do so, or effect any reorganization or recapitalization; (ii) purchase or otherwise acquire any assets, or shares of any class of stock, of any corporation, savings institution, bank or other business; (iii) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices or (iv) reorganize into another corporate form;

     (e) initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal for a merger or sale of assets of OCSB (a "Proposal"), or negotiate with any person in, or agree to or endorse any, or authorize or permit any of its officers, trustees or employees or any investment banker, financial advisor, accountant or other representative retained by it to take any such action, except as required by the fiduciary duties of the OCSB's Board of Trustees under applicable law, and OCSB shall promptly notify City Savings orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters;

     (f) propose or adopt any amendments to its charter or by-laws, except such amendments as may be required to consummate the transactions contemplated by this Agreement;

     (g) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (h) change any of its methods of accounting in effect at December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by OCSB's independent certified public accountants, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996 except as may be required by law, regulations, or generally accepted accounting principles;

     (i) take action which would or is reasonably likely to (i) adversely affect the ability of either of City Savings or OCSB to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect OCSB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Articles VIII and X not being satisfied;
                    -------------------

     (j) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of OCSB, unless required by law or regulation or, with respect to lending or depository activities, unless such change is made in response to market conditions as they relate to presently offered products subject to prudent and regulatory risk management;

     (k) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with prudent banking practices and policies;

     (l) modify or restructure the terms of any loans except in the ordinary course of business consistent with prudent banking practices;

     (m) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (n) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code; or

     (o)   agree in writing or otherwise to do any of the foregoing.

     6.3.  Report to City Savings. OCSB will use its best efforts to keep City
           ----------------------
Savings fully informed concerning all trends and developments of which it becomes aware that may have a material effect upon the business, any properties or condition (either financial or otherwise) of OCSB.

     6.4.  Breaches. OCSB shall, in the event it becomes aware of the impending
           --------
or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to City Savings and use its best efforts to prevent or promptly remedy the same.

     6.5.  Supplement to Disclosure Schedule. OCSB will promptly supplement or
           ---------------------------------
amend the OCSB Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the OCSB Disclosure Schedule. No supplement or amendment to the OCSB Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section
                                                                      -------
8.2 hereof.
---

     6.6.  Consents and Approvals. OCSB shall use its best efforts to assist
           ----------------------
City Savings in obtaining the consents and approvals referenced in Section 8.5
                                                                   -----------
hereof.

     6.7.  OCSB Financial Statements.  Prior to the Closing Date OCSB shall have
           --------------------------
its balance sheet, and the related statements of income, retained earnings and cash flows at and for the year ended December 31, 1996, audited by a nationally recognized accounting firm or such other accounting firm as may be mutually agreed upon by the parties hereto. Such audit shall result in the auditor providing an unqualified opinion with respect to the year ended December 31, 1996. In the event the Closing Date occurs after OCSB's 1997 fiscal year end, OCSB shall have its balance sheet and related statements of income, retained earnings and cash flows at and for the year ended December 31, 1997 audited, and such audit shall result in the auditor providing an unqualified opinion.

     6.8.  Confidentiality. OCSB agrees to treat as strictly confidential and
           ---------------
agrees not to disclose to any other person, natural or corporate (other than employees of, and attorneys and accountants for, OCSB) any proprietary financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to City Savings by which it may come to know or which may come into its possession during the course of its due diligence investigation of City Savings and, if the transactions contemplated hereby are not consummated for any reason, OCSB agrees promptly to return to City Savings all written proprietary material furnished in connection with such investigation. This Section 6.8 shall supplement the Confidentiality Agreement
                    -----------
between OCSB and City Savings dated July 10, 1997.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1.  OCSB Depositors' Meeting. If required by the NYBL or the Regulations,
           ------------------------
OCSB shall, as soon as is reasonably practicable, call and hold a meeting of its depositors (the "OCSB Depositors' Meeting") to submit for depositor approval this Agreement. The OCSB Board of Trustees will recommend that depositors of OCSB vote in favor of and approve this Agreement at the OCSB Depositors' Meeting.

     7.2.  Proxy Statement for OCSB Depositors' Meeting. For the purposes of
           --------------------------------------------
holding the OCSB Depositors' Meeting, and if required by the Department or the FDIC, OCSB shall prepare an appropriate proxy statement, being herein referred to as the "OCSB Proxy Statement," which shall be subject to the prior review of City Savings and Bancorp MHC.

     7.3.  City Savings Stockholders' Meeting.  If required by the NYBL or the
           ----------------------------------
Regulations, City Savings shall, as soon as reasonably practicable, call and hold a meeting of its stockholders (the "Stockholders' Meeting") to submit for stockholder approval this Agreement. The City Savings Board of Directors will recommend that stockholders vote in favor of and approve this Agreement at the City Savings Stockholders' Meeting, and the Bancorp MHC shall vote its shares in favor of this Agreement.

     7.4.  Proxy Statement for City Savings Stockholders' Meeting.  For the
           ------------------------------------------------------
purposes of holding the City Savings Stockholders Meeting and, if required by the Department or the FDIC, City Savings shall prepare an appropriate proxy statement which shall be subject to the prior review of OCSB.

     7.5.  Cooperation: Regulatory Approvals. The parties shall cooperate in the
           ---------------------------------
preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Department, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission, other regulatory authorities, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by the Agreement. Each party will have the right to review and comment on such applications, petitions and other documents and materials and shall furnish to the other copies thereof promptly after filing or submission thereof. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained. The obligation to take action as provided in this Section 7.3 shall not be construed as including an
                           -----------
obligation to accept any terms of or conditions to a consent, authorization, order or approval of, or any exemption by, any party that are unduly burdensome as reasonably determined by both the Board of Directors of City Savings and the Board of Trustees of OCSB. In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 10.2, each of
                                                         ------------
the parties hereto shall use its respective best efforts to cause such order or injunction to be lifted and the Closing to be consummated as soon as reasonably practicable.

     7.6.  Brokers or Finders. Each of City Savings and OCSB represents that no
           ------------------
agent, broker, investment banker, financial advisor or other firm or person other than Northeast Capital & Advisory, Inc. is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     7.7.  Additional Agreements: Reasonable Efforts. Subject to the terms and
           -----------------------------------------
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest City Savings with full title to all properties, assets, rights, approvals, immunities and franchises of OCSB, the proper officers and directors/trustees of each party to this Agreement shall take all such necessary action.

     7.8.   Release of Information. OCSB and City Savings agree that prior to
            ----------------------
making any public announcement with respect to the transactions contemplated by this Agreement, each party will consult with the other and will use its best efforts either to agree upon the text of the proposed joint announcement to be made by both parties or to obtain the other's approval (which approval shall not be unreasonably withheld) of the text of an announcement to be made solely on behalf of such party. In the event that the parties do not ultimately agree on the text of any proposed public announcement, no such disclosure shall be made unless the party seeking to make an announcement is advised by counsel that its failure to do so would be reasonably likely to constitute a violation of law.

     7.9.   Executive Officers of Resulting Institution.  City Savings, Bancorp
            -------------------------------------------
MHC and the Stock Holding Company shall take all necessary action in order that the executive officers of the Resulting Institution, Bancorp MHC and the Stock Holding Company immediately following the Effective Time shall be: Chris C. Gagas--Chairman of the Board and Chief Executive Officer; Gregory J. Kreis-- President and Chief Operating Officer; Thomas W. Schneider--Executive Vice President and Chief Financial Officer; and W. David Schermerhorn--Executive Vice President and Chief Lending Officer.

     7.10.  Indemnification and Insurance Coverage.
            --------------------------------------

     (a) City Savings agrees that all rights to indemnification or exculpation now existing in favor of the trustees, officers, employees and agents of OCSB as provided under applicable law or in its charter, bylaws, indemnification agreements or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter until such time as the applicable statute of limitations has expired. Thereafter, such persons shall be indemnified to the extent permitted by City Savings's Restated Organization Certificate and bylaws. In the event of any claim or litigation giving rise to such indemnification, City Savings will provide the indemnified party with reasonable access to and the right to copy all documents and other information relating to the subject matter of the litigation and will reasonably cooperate in the defense of such litigation. An employee, agent, trustee or officer of OCSB seeking indemnification pursuant to the provisions of OCSB's charter or bylaws shall be entitled to have the resolution of any dispute regarding the right to and the extent of the indemnification, including without limitation the right to the advancement of or the reimbursement of legal fees and expenses related to such claim or litigation, resolved by an arbitrator selected by City Savings and the indemnified party in accordance with the rules of the American Arbitration Association.

     (b) City Savings shall maintain the OCSB's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by OCSB for a period of three years following the Effective Time; provided, however, that in no event shall City Savings be required to expend on an annual basis more than $10,000 (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if City Savings is unable to maintain or obtain the insurance called for by this Section
                                                                         -------
7.10 City Savings shall use all reasonable efforts to obtain as much comparable
----
insurance as available for the Insurance Amount.

     (c) In the event City Savings or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of City Savings assume the obligations set forth in this Section.

     (d)    The provisions of this Section 7.10 are intended to be for the
                                   ------------
benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

     7.11.  Access to Properties and Records: Confidentiality.
            -------------------------------------------------

     (a) OCSB and City Savings shall each permit the representatives of City Savings and OCSB, respectively, reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of OCSB and City Savings, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of the board of trustees (and any committees thereof), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which OCSB or City Savings may have a reasonable interest. OCSB and City Savings shall make their officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with each other, as necessary. OCSB and City Savings shall permit the President of OCSB and the President of City Savings, or their designee, to attend regular meetings of OCSB's Board of Trustees and City Savings' Board of Directors, including, without limitation, the loan committee or asset/liability committee meetings of OCSB and City Savings.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall, upon request, return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

     7.12.  Certain Policies. At the request of City Savings, OCSB shall, no
            ----------------
earlier than five business days prior to the Effective Time, (i) establish such reserves and accruals as City Savings shall reasonably request to conform, on a mutually satisfactory basis, OCSB's loan, real estate, accrual and reserve policies to City Savings's policies and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of severance costs, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses incurred in connection with the Merger, provided, however, that OCSB shall not be obligated to take any such action pursuant to this Section 7.12
                                                                ------------
unless and until (x) City Savings specifies its request in a writing delivered to OCSB, and acknowledges that all conditions to the obligations of City Savings to consummate the Merger set forth in Articles VIII and X have been waived (if available) or satisfied. OCSB shall not be required to take any such action that is not consistent with generally accepted accounting principles, as determined by OCSB's independent auditors, or any requirement applicable to OCSB by any bank regulatory agency. The representations, warranties and covenants of OCSB contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any action undertaken on account of
Section 7.12 and shall not constitute grounds for termination of the Agreement
------------
by City Savings.

     7.13.  Independent Appraisal of OCSB.  OCSB shall engage an independent
            -----------------------------
appraisal firm satisfactory to City Savings to determine the OCSB Fair Value. The OCSB Fair Value shall be determined as if OCSB were forming a mutual holding company and conducting a minority stock offering of 46% of the shares of OCSB. Upon completion of the independent appraisal, OCSB shall promptly provide a copy of the independent appraisal to City Savings for review by its Board of Directors.

     7.14.  Bancorp MHC and Stock Holding Company Directors.  Bancorp MHC and
            -----------------------------------------------
the Stock Holding Company shall take all necessary and appropriate action in order to, effective as of the Effective Time, (i) increase the number of directors of their respective Boards of Directors by five and (ii) elect five of the then OCSB trustees (as determined by OCSB) to fill the resulting vacancies.

     7.15.  Charitable Foundation.  OCSB shall establish a Charitable Foundation
            ---------------------
pursuant to the terms and conditions set forth at Schedule 7.15.
                                                  -------------

          7.16.  Schedules.  Each party agrees to deliver to the other party
                 ---------
complete Schedules as required pursuant to this Agreement no later than seven days from the date hereof.

                                 ARTICLE VIII

                 CONDITIONS TO THE OBLIGATIONS OF CITY SAVINGS

          The obligations of City Savings under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written waiver by City Savings of the following conditions:

          8.1.  No Material Adverse Effect. Except as disclosed in Schedule 4.5
                --------------------------                         ------------
to the OCSB Disclosure Schedule and except for general changes in market interest rates, payments due under any employment agreements or benefit plans and the transactions contemplated hereby, costs and expenses relating to this Agreement and the transactions contemplated hereby, there shall not have been any Material Adverse Effect, or discovery of a condition or the occurrence of any event that has or is likely to result in such a Material Adverse Effect, in the financial condition, results of operations or business of OCSB from June 30, 1997 to the Closing Date; provided, however, that there shall not have occurred a Material Adverse Effect for purposes of this Section 8.1 if such action that
                                               -----------
would have given rise to a Material Adverse Effect was taken by OCSB at the request of City Savings.

          8.2.  Representations and Warranties. Each of the representations and
                ------------------------------
warranties by OCSB contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations and warranties were made on and as of said date. Any information provided by OCSB pursuant to Section 6.5 hereof as a supplement to the OCSB Schedule shall be
            -----------
true and correct in all material respects as of the date such information is supplied to City Savings.

          8.3.  Performance and Compliance. OCSB shall have performed or
                --------------------------
complied in all material respects with all covenants and agreements required by the Agreements to be performed and satisfied by it on or prior to the Closing Date.

          8.4.  No Proceeding or Litigation. On the Closing Date, no
                ---------------------------
governmental suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against OCSB involving any of the assets, properties, business or operations of OCSB that would reasonably be expected to have a Material Adverse Effect.

          8.5.  Consents Under Agreements. OCSB shall have received the consent
                -------------------------
or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which OCSB is a party or to which its property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on OCSB, whether prior to (if applicable) or following the consummation of the transactions contemplated hereby.

          8.6.  No Amendments to Resolutions. Neither the Board of Trustees of
                ----------------------------
OCSB nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board of Trustees with respect to the Agreement or shall have adopted any other resolutions in connection with the Agreement and the transactions contemplated hereby which are inconsistent with such resolutions, except resolutions adopted consistent with the express rights of OCSB under this Agreement.

          8.7.  Certificate of OCSB Officers. OCSB shall have furnished City
                ----------------------------
Savings a certificate, signed by its Chief Executive Officer, dated the Closing Date, to the effect, based on his knowledge, that the conditions described in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 of this Agreement have been fully
----------------------------------------
satisfied.

          8.8.  Corporate Proceedings. All action required to be taken by, or on
                ---------------------
the part of OCSB to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by OCSB.

                                  ARTICLE IX

                     CONDITIONS TO THE OBLIGATIONS OF OCSB

          The obligations of OCSB under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written waiver by OCSB of the following conditions:

          9.1.  No Material Adverse Effect. Except as disclosed in Schedule 3.8
                --------------------------                         ------------
to the City Savings Disclosure Schedule and except for general changes in market interest rates, payments due under any employment agreements or benefit plans and the transactions contemplated hereby, costs and expenses relating to this Agreement and the transactions contemplated hereby, there shall not have been any Material Adverse Effect, or discovery of a condition or the occurrence of any event that has or is likely to result in such a Material Adverse Effect, in the financial condition, results of operations or business of City Savings from June 30, 1997 to the Closing Date; provided, however, that there shall not have occurred a Material Adverse Effect for purposes of this Section 9.1 if such
                                                        -----------
action that would have given rise to a Material Adverse Effect was taken by City Savings at the request of OCSB.

          9.2.  Representations and Warranties. Each of the representations and
                ------------------------------
warranties of City Savings contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations were made on and as of said date. Any information provided by City Savings pursuant to Section 5.7 hereof as a supplement to the City Savings Disclosure Schedule
   -----------
shall be true and correct in all material respects as of the date such information is supplied to OCSB.

          9.3.  Performance and Compliance. City Savings shall have performed or
                --------------------------
complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          9.4.  No Proceeding or Litigation. On the Closing Date, no
                ---------------------------
governmental suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against City Savings involving any of the assets, properties, business or operations of City Savings that would reasonably be expected to have a Material Adverse Effect.

          9.5.  Consents Under Agreements. City Savings shall have received the
                -------------------------
consent or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which OCSB is a party or to which its respective property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Bancorp MHC or City Savings, whether prior to (if applicable) or following the consummation of the transactions contemplated hereby.

          9.6.  No Amendments to Resolutions. Neither the Board of Directors of
                ----------------------------
City Savings nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board of Directors with respect to the Agreement or shall have adopted any other resolutions in connection with the Agreement and the transactions contemplated hereby which are inconsistent with such resolutions, except resolutions adopted consistent with the express rights of City Savings under this Agreement.

          9.7.  Corporate Proceedings. All action required to be taken by, or on
                ---------------------
the part of Bancorp MHC and City Savings to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Bancorp MHC and City Savings.

          9.8.  Certificate of City Savings Officers. City Savings shall have
                ------------------------------------
furnished to OCSB a certificate, signed by its Chief Executive Officer and its Chief Financial Officer and dated the

Closing Date, to the effect, based on their best knowledge, that the conditions described in Sections 9.1, 9.2, 9.3, 9.4, 9.5 and 9.6 of this Agreement have
             ----------------------------------------
been satisfied.

          9.9.   Employee Benefit Plans.  City Savings shall have (i) taken all
                 ----------------------
necessary corporate action to permit its ESOP to purchase the number of additional shares of City Common Stock provided by Section 5.5(a) hereof and
                                                   --------------
(ii) taken all necessary action by its Board of Directors to revise the 1997 Oswego City Savings Bank Stock Option Plan and the 1997 Oswego City Savings Bank Recognition and Retention Plan and/or adopt additional plans in order to make the grants and awards provided for by Section 5.5(b) and 5.5(c).
                                      -------------------------

                                   ARTICLE X

                 CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

          In addition to the provisions of Articles VIII and IX hereof, the obligations of City Savings and OCSB to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction or written waiver by both City Savings and OCSB of the following conditions:

          10.1.  Governmental Approvals. The parties hereto shall have received
                 ----------------------
all necessary approvals of the transactions contemplated by the Agreements from governmental agencies and authorities, including, without limitation, those of the Department, the FDIC, the DOJ, the Federal Reserve Board and each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired at the Closing Date and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority by formal proceeding. Provided, however, that no approval or consent referred to in this Section 10.1
                                                                   ------------
shall be deemed to have been received by City Savings or OCSB if it shall include any term, condition or requirement that, individually or in the aggregate, (i) would result in a Material Adverse Effect on the results, business, operations, assets, or financial condition of OCSB or City Savings, or
(ii) would reduce the economic or business benefits of the transactions contemplated by this Agreement to OCSB or City Savings in so material a manner that OCSB or City Savings, in its reasonable judgment, would not have entered into this Agreement; provided further, that no condition or requirement which does no more than subject OCSB, City Savings or Bancorp MHC to legal requirements generally applicable to entities and transactions of the same type as a matter of law shall be deemed to affect materially the economic benefits of the transactions contemplated by this Agreement. City Savings shall notify OCSB in writing of its intention to terminate this Agreement pursuant to Section
                                                                    -------
11.1(b) hereof as a result of the receipt by City Savings of any such term,
-------
condition or requirement within five business days of the written receipt of such term, condition or requirement, or the condition set forth in the second sentence of this Section 10.1 shall be deemed waived by City Savings. OCSB shall
                 ------------
notify City Savings in writing of its intention to terminate this Agreement pursuant to Section 11.1(c) hereof as a result of the receipt by OCSB of any
            ---------------
such term, condition or requirement within 5 business days of the written receipt of such term, condition or requirement, or the condition set forth in the second sentence of this Section 10.1 shall be deemed waived by OCSB.
                            ------------

          10.2.  No Injunctions or Restraints. No suit, action or proceeding
                 ----------------------------
shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Merger and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          10.3.  Depositor and Stockholder Approvals. To the extent required by
                 -----------------------------------
the FDIC or the Department, this Agreement shall have been duly approved by the requisite affirmative vote of the depositors of OCSB and/or by the requisite affirmative vote of the stockholders of City Savings.

          10.4.  Corporate Proceedings. The obligations of the parties to this
                 ---------------------
Agreement required to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects. All action required to be taken by, or on the part of, the parties to this Agreement to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the parties hereto.

          10.5.  Federal Tax Ruling.  City Savings shall have received a revenue
                 ------------------
ruling from the IRS or a legal opinion, in form and substance reasonably satisfactory to OCSB and City Savings, substantially to the effect that, on the basis of facts, representations and assumptions described which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

          (i) no gain or loss will be recognized by OCSB or City Savings as a result of the Merger; and

          (ii) no gain or loss will be recognized by Bancorp MHC upon consummation of the Merger and the transfer of additional shares of City Savings Common Stock.

          10.6.  Pooling of Interests.  City Savings shall have received a
                 --------------------
letter from Coopers & Lybrand L.L.P. addressed to City Savings, dated as of the Effective Time, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP.

                                  ARTICLE XI

                                  TERMINATION

          11.1.  Reasons for Termination. This Agreement may be terminated and
                 -----------------------
the Merger abandoned at any time before the Closing Date, whether before or after the approval or adoption of the Agreements by the depositors of OCSB or the stockholders of City Savings:

          (a) By mutual written consent of the Board of Directors of City Savings and the Board of Trustees of OCSB;

          (b)    By written notice from City Savings to OCSB if:

                 (i)   any condition set forth in Article VIII of this Agreement
                                                  ------------
shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

                 (ii)  any condition set forth in Article X of this Agreement
                                                  ---------
shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, City Savings shall not have the right to terminate this Agreement pursuant to this
Section 11.1(b)(ii) if any condition imposed by Section 10.1 hereof was not met
-------------------                             ------------
due to the failure of City Savings to perform or observe the covenants and agreements set forth in this Agreement; or

                 (iii) any warranty or representation as set forth in Article IV
                                                                      ----------
hereof made by OCSB shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein and which results in a Material Adverse Effect, in either case where any such breach has not been cured within thirty (30) days following receipt by OCSB of written notice of such discovery;

                 (iv) OCSB shall have breached one or more provisions of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by OCSB of written notice of such breach; or

                 (v) Upon receipt of the independent appraisal from OCSB, the Board of Directors of City Savings shall have ten business days to terminate this Agreement if the Board concludes, based upon its review of the appraisal that the Merger is not in the best interests of City Savings, its stockholders and Bancorp MHC.

          (c) By written notice from OCSB to City Savings, which has been approved by the Board of Trustees of OCSB, if

                 (i)   any condition set forth in Article IX of this Agreement
                                                  ----------
has not been substantially satisfied or waived in writing; or

                 (ii)  any condition set forth in Article X of this Agreement
                                                  ---------
has not been substantially satisfied or waived in writing; provided, however, OCSB shall not have the right to terminate this Agreement pursuant to this
Section 11.1(c)(ii) if any condition imposed by Section 10.1 hereof was not met
-------------------                             ------------
due to the failure of OCSB to perform or observe the covenants and agreements set forth in this Agreement; or

                 (iii) any warranty or representation as set forth in
Article III hereof made by City Savings shall be discovered to be or to have
-----------
become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, and which results in a Material Adverse Effect, in either case where any such breach has not been cured within thirty (30) days following receipt by City Savings of written notice of such discovery;

                 (iv) City Savings shall have breached one or more provisions of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by City Savings of written notice of such breach; or

                 (v) Within ten business days after receipt of the independent appraisal of OCSB's market value if the Board of Trustees concludes based on its review of the independent appraisal that the Merger is not in the best interests of OCSB.

          (d) By the Board of Directors of City Savings if the Board of Trustees of OCSB shall not recommend, or shall withdraw or modify in a manner adverse to City Savings, its recommendation to the OCSB depositors to approve this Agreement.

          (e) By the Board of Directors of City Savings or Board of Trustees of OCSB at any time if the depositors of OCSB have not approved this Agreement by the requisite affirmative vote (if such depositors approval is required by the FDIC or the Department) or if stockholders of City Savings have not approved this Agreement by the requisite affirmative vote (if such stockholder vote is required by the FDIC or the Department).

          (f) By the Board of Directors of City Savings or Board of Trustees of OCSB if the Merger has not been consummated on or before August 31, 1998.

          (g) By the Board of Trustees of OCSB if the Board of Directors of City Savings shall not recommend, or shall withdraw or modify in a manner adverse to OCSB, its recommendation to City Savings stockholders to approve this Agreement.

          11.2.  Effect of Termination. In the event of termination of this
                 ---------------------
Agreement by either OCSB or City Savings as provided in Section 11.1, this
                                                        ------------
Agreement shall forthwith become void, and there shall be no obligation on the part of City Savings or OCSB or their respective officers, trustees or directors except with respect to Sections 5.7. 6.8, 7.8 and 12.2 hereof.
                       -------------------------------

                                  ARTICLE XII

                                 MISCELLANEOUS

          12.1.  Nonsurvival of Representations, Warranties and Agreements. None
                 ---------------------------------------------------------
of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements which by their terms are contemplated to be performed after the Effective Time.

          12.2.  Expenses. Except as otherwise provided herein, all expenses
                 --------
incurred by City Savings and OCSB in connection with or related to the authorization, preparation and execution of the Agreement, the solicitation of any required depositor approvals and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party that has incurred the same; provided, however, that if either party unilaterally elects to terminate the Agreement for a reason not set forth at Section 11.1, the terminating party shall promptly
                          ------------
reimburse the non-terminating party for its reasonable expenses; provided further, however, that nothing contained herein shall limit either party's right to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

          12.3.  Waivers: Amendments. At any time prior to the Closing Date,
                 -------------------
either City Savings, by action taken by its Board of Directors, or any committee or officers hereunto authorized, or OCSB, by action taken by its Board of Trustees, or any committee or officers hereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in the Agreement or agree to the amendment or modification of the Agreement by an agreement in writing executed in the same manner as the Agreement.

          12.4.  Assignment: Parties in Interest. The Agreement shall be binding
                 -------------------------------
upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Other than Sections 7.9 and 7.10, nothing in the Agreement, express or
                     ---------------------
implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of the Agreement.

          12.5.  Entire Agreement. This Agreement supersedes any other
                 ----------------
agreement, whether written or oral, that may have been made or entered into by OCSB or City Savings or by any officer or officers of such parties relating to the acquisition of the business or assets of OCSB by City Savings. The aforementioned agreements constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

          12.6.  Captions and Counterparts. The captions in this Agreement are
                 -------------------------
for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

          12.7.  Certain Definitions. For purposes of this Agreement, the term:
                 -------------------

          (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

          (b) "Material Adverse Effect" shall mean any material adverse change in or material adverse effect on the business, operations, assets, or financial condition of the parties to this Agreement.

          (c) "OCSB Reports" shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto that were and are required to be filed with the Department or the FDIC, or any other applicable savings institution regulatory authority.

          (d) "to the knowledge of City Savings" or "to the best knowledge of City Savings" shall mean the actual knowledge of any member of the Board of Directors or of any senior officer of City Savings.

          (e) "to the knowledge of OCSB" or "to the best knowledge of OCSB" shall mean the actual knowledge of any member of the Board of Trustees or of any senior officer of OCSB.

          12.8.  Governing Law. The Agreement shall be construed and interpreted
                 -------------
in accordance with the laws of the State of New York, without regard to the conflicts of laws rules.

          12.9.  Severability.  Any provision hereof prohibited by or unlawful
                 ------------
or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

          12.10.  Notices. All notices given hereunder shall be in writing and
                  -------
shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

(a)       If to City Savings to:

                        Oswego City Savings Bank
                        214 West First Street
                        Oswego, NY 13126-2547
                        Attention: Mr. Chris C. Gagas, President

                        Facsimile No.: (315) 342-9403

                        With A Copy To:

                        Luse Lehman Gorman Pomerenk & Schick
                        5335 Wisconsin Avenue, N.W.
                        Suite 400
                        Washington, D.C. 20015
                        Attention: Eric Luse, Esq. or
                                   Alan Schick, Esq.


                        Facsimile No. (202) 362-2902


(b)       If to OCSB to:

                        Oswego County Savings Bank
                        44 East Bridge Street
                        Oswego, New York 13126-2547
                        Attention:   Gregory J. Kreis

                        Facsimile No.: (315) 342-2586

                        With a Copy to:

                        Elias, Matz, Tiernan & Herrick, L.L.P.
                        734 15th Street, N.W.
                        Washington, D.C. 20005
                        Attention:   Timothy B. Matz, Esq.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ATTEST:                                         OSWEGO CITY SAVINGS BANK


By:  /s/ Melissa A. Dashnau                     By:  /s/ Chris C. Gagas
     ------------------------------                  ---------------------------
                                                     Chris C. Gagas, President


ATTEST:                                         PATHFINDER BANCORP, M.H.C.


By:  /s/ Melissa A. Dashnau                     By:  /s/ Chris C. Gagas
     ------------------------------                  ---------------------------
                                                     Chris C. Gagas, President


ATTEST:                                         OSWEGO COUNTY SAVINGS BANK


By:  /s/ Melissa A. Dashnau                     By:  /s/ Gregory J. Kreis
     -----------------------------                   ---------------------------
                                                     Gregory J. Kreis, President

                                                                      EXHIBIT 99

                                       For Details, Contact:

                          Chris Gagas                Gregory Kreis
                          Oswego City Savings Bank   Oswego Country Savings Bank
                          Phone (315)343-0057        Phone (315)342-4100

Press Release


OSWEGO CITY SAVINGS BANK AND OSWEGO COUNTY SAVINGS BANK AGREE TO MERGE

Both organizations recognize benefits of combination and create a foundation for the community.

--------------------------------------------------------------------------------

Oswego, September 5, 1997: Oswego City Savings Bank and Oswego County Savings Bank jointly announced that they have signed a definitive merger agreement under which the banks will be combined. On Friday, September 5, 1997, the Boards of Directors/Trustees of each bank approved the merger agreement.

The proposed transaction is subject to state and federal regulatory approvals, the approval of Oswego County Savings Bank's depositors, as well as approval of the shareholders of Oswego City Savings Bank. Chris Gagas, President of Oswego City Savings Bank, stated "We are committed to assuring the County of Oswego that an independent bank will be headquartered in, and dedicated to, enhancing the economic vitality of this market area. We are delighted to merge with another highly regarded community bank that has a strong management team, dedicated employees and the reputation as an excellent corporate citizen. This merger will benefit all the communities served by the two banks by providing the customers we serve with increased lending capabilities and a greater menu of products and services at our expanded locations. We are confident that the management teams and staffs of both institutions will work together to provide our combined customers with outstanding service."

Mr. Gagas added, "The Board of Directors determined that this merger with Oswego County Savings Bank would be in the best interest of the shareholders of City Savings and would provide the customers and communities served by our Bank with continued high quality financial products and services."

Gregory Kreis, President of Oswego County Savings Bank further stated, "We are pleased to be merging with an institution whose board of directors, management and staff share our commitment to community banking in Oswego County. The combined institution will be better able to absorb the significant future expenditures on technology and regulatory compliance in order to provide the innovative and value added products and services our two customers bases deserve. We expect that all employees will be retained."

In connection with the merger, Oswego County and Oswego City have agreed to create a charitable foundation to benefit the local community. While the exact assets to be contributed have not yet been identified, the charitable foundation will be funded with up to $2.0 million in gross assets of Oswego County Savings Bank to support the civic needs of the County. Chris Gagas said, "Both boards felt that this was a great way to show our support for the community."

Oswego City Savings Bank will issue to its mutual holding company parent, Pathfinder Bancorp, MHC additional shares of Oswego City common stock equal to the fair value of Oswego County Savings Bank. The number of shares issued will be based on the average of the bid and asked price of Oswego City over the ten trading days immediately preceding the Closing Date. This transaction is not expected to interfere with or alter the previously announced plans of Oswego City to reorganize into a mid-tier stock holding company structure. The mid-tier reorganization is expected to occur prior to the completion of the merger with Oswego County.


For Release 1 p.m. EDT
September 5, 1997